Exhibit 10.9
Execution Version

LEASE
by and between
BMR-ROGERS STREET LLC,
a Delaware limited liability company
and
KRONOS BIO, INC.
a Delaware corporation

Table of Contents

1.	Lease of Premises	1

2.	Basic Lease Provisions	2

3.	Term	4

4.	Possession and Commencement Date.	4

5.	Condition of Premises	6

6.	Rentable Area	7

7.	Rent	7

8.	Rent Adjustments; Free Rent Period	8

9.	Operating Expenses	8

10.	Taxes on Tenant’s Property	14

11.	Security Deposit	15

12.	Use	17

13.	Rules and Regulations, CC&Rs, Parking Facilities and Common Area	20

14.	Project Control by Landlord	22

15.	Quiet Enjoyment	23

16.	Utilities and Services	23

17.	Alterations	27

18.	Repairs and Maintenance	31

19.	Liens	32

20.	Estoppel Certificate	33

21.	Hazardous Materials	33

22.	Odors and Exhaust	36

23.	Insurance	37

24.	Damage or Destruction	41

25.	Eminent Domain	43

26.	Surrender	44

27.	Holding Over	45

28.	Indemnification and Exculpation	46

29.	Assignment or Subletting	47

30.	Subordination and Attornment	52
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31.	Defaults and Remedies	52

32.	Bankruptcy	58

33.	Brokers	59

34.	Definition of Landlord	59

35.	Limitation of Landlord’s Liability	59

36.	Joint and Several Obligations	60

37.	Representations	60

38.	Confidentiality	61

39.	Notices	61

40.	Miscellaneous	62

41.	Rooftop Installation Area	64

42.	Option to Extend Term	66
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LEASE
THIS LEASE (this “Lease”) is entered into as of this 28th day of February, 2020 (the “Execution Date”), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord”), and KRONOS BIO, INC., a Delaware corporation (“Tenant”).
RECITALS
A.WHEREAS, pursuant to that certain ground lease dated as of March 30, 1999, by and among MBA-Rogers Street, LLC (“Ground Lessor,” as successor-in-interest to O&T Realty, LLC, and MBA-Cambridge, LLC (collectively, “Initial Ground Lessor”)), as landlord, and Rogers Street, LLC, a Delaware limited liability company (“Initial Ground Lessee”), as tenant; as such ground lease has been amended by that certain letter agreement dated as of July 29, 1999, between Initial Ground Lessor and Initial Ground Lessee, and that certain Agreement Regarding Arbitration and Lease Amendments dated as of December 15, 1999, by and between Initial Ground Lessor and Initial Ground Lessee; and as such ground lease has been assigned pursuant to that certain Assignment and Assumption of Ground Lease dated as of April 4, 2007, by and between Initial Ground Lessee and Landlord (such ground lease, as so amended and assigned, and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Ground Lease”), Landlord leases certain real property described on Exhibit A-1 attached hereto (the “Property”) and the improvements located thereon, including the buildings at 301 Binney Street (the “Building”), 320 Bent Street and 157 Sixth Street in Cambridge, Massachusetts; and
B.WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) located on the second (2nd) floor of the Building and certain mezzanine level space on the second (2nd) floor and other off-floor areas of the Building, pursuant to the terms and conditions of this Lease, as detailed below.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Lease of Premises.
1.1.Effective on the Term Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, including exclusive shafts, cable runs, mechanical spaces and rooftop areas, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses (except that the Rooftop Installation Area (as defined below) shall not be included in the Rentable Area of the Premises). The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building and other buildings located on the Property are hereinafter collectively referred to as the “Project.” All portions of the Building that are for the non-exclusive use of the tenants of the Building only, and not the tenants of the Project generally, including but not limited to service corridors, stairways, elevators, public restrooms and public lobbies (all to the extent located in the Building), are hereinafter referred to as “Building Common Area.” All portions of the Project that are for the non-exclusive use of tenants of the Project generally, including driveways, sidewalks, parking areas, landscaped areas, and service corridors, stairways, and elevators, are hereinafter referred to as “Project Common Area.” The Building Common Area and Project Common Area are collectively referred to herein as “Common Area.”
2.Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.
2.1.This Lease shall take effect upon the Execution Date, and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.
2.2.In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square feet. Rentable Area and “Tenant’s Pro Rata Share” are both subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (as of the Execution Date)
Approximate Rentable Area of Premises	40,514 square feet
Approximate Rentable Area of Building	417,290 square feet
Tenant’s Pro Rata Share of Building	9.71%
2.3.Monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date (as defined below), subject to adjustment under this Lease:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Rent Commencement Date – the day immediately prior to the first (1st) annual	40,514 square feet	$100.00 annually	$337,616.67	$4,051,400.00

anniversary of the Rent Commencement Date
2.4.Estimated Term Commencement Date: February 28, 2020
2.5.Estimated Term Expiration Date: February 28, 2031
2.6.Security Deposit: $2,025,700.02, subject to adjustment in accordance with the terms hereof.
2.7.Permitted Use: General office and laboratory use in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”).
2.8.Address for Rent Payment:
BMR-Rogers Street LLC
Attention Entity 635
P.O. Box 511415
Los Angeles, California 90051-7970
2.9.Address for Notices to Landlord:
BMR-Rogers Street LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attn: Legal Department
2.10.Address for Notices to Tenant:
Before and after the Term Commencement Date:
Kronos Bio, Inc
21 Erie Street, Suite H
Cambridge, Massachusetts 02139
Attention: Chris Wilfong, COO
2.11.Address for Invoices to Tenant:
Before and after the Term Commencement Date:

Kronos Bio, Inc.
301 Binney Street
Cambridge, Massachusetts 02142
Attention: Chris Wilfong, COO
2.12.The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit A-1	Property
Exhibit A-2	Plan of office/Lab Zones
Exhibit A-3	Demising Items
Exhibit A-4	Remaining Demising Work
Exhibit B	Work Letter
Exhibit B-1	Tenant Work Insurance Schedule
Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit D	Form of Letter of Credit
Exhibit E	Rules and Regulations
Exhibit F	PTDM
Exhibit G	Tenant's Personal Property
Exhibit H	Form of Estoppel Certificate
Exhibit I	Definition of Obsolete Equipment
3.Term. The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term” shall commence on the actual Term Commencement Date (as defined in Article 4) and end on the date (the “Term Expiration Date”) that is the last day of the one hundred thirty-second (132nd) complete calendar month after the actual Term Commencement Date, subject to extension or earlier termination of this Lease as provided herein.
4.Possession and Commencement Date.
4.1.The “Term Commencement Date” shall be the date Landlord tenders possession of the Premises to Tenant with the demising items described on Exhibit A-3 attached hereto (collectively, the “Demising Work”) substantially complete, subject to punch list items and the provisions of Section 4.6 below, including without limitation, the performance of the Remaining Demising Work (as defined below). Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after Landlord tenders possession, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date. Landlord shall use commercially reasonable efforts to tender possession of the Premises to

Tenant in the required condition on the Estimated Term Commencement Date. Tenant agrees that in the event Landlord does not tender possession of the Premises to Tenant on or before the Estimated Term Commencement Date for any reason, then (a) this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (c) the Term Expiration Date shall be extended accordingly and (d) Tenant shall not be responsible for the payment of any Base Rent or Tenant’s Adjusted Share of Operating Expenses (as defined below) until the actual Term Commencement Date as described in this Section 4.1 occurs.
4.2.Tenant shall cause the work described in the Work Letter attached hereto as Exhibit B (the “Tenant Improvements”) to be constructed in the Premises at a cost to Landlord not to exceed Three Million Seven Hundred Eight Thousand Seven Hundred Ten and 00/100 Dollars ($3,708,710.00) (based upon Ninety Dollars ($90.00) per square foot of Rentable Area (as defined below) plus an additional Sixty Thousand Dollars ($60,000.00) for the fan coil demising work to be completed by Tenant pursuant to Exhibit A-4 and Two Thousand Four Hundred Fifty Dollars ($2,450.00) for certain punch list items related to the Demising Work that have not been completed by the Prior Tenant (as defined below) as of the Term Commencement Date) (the “TI Allowance”). The TI Allowance may be applied to the costs of (m) construction, (n) project review by Landlord (which fee shall equal Landlord’s reasonable actual third party out of pocket costs incurred by Landlord in reviewing and managing the Tenant Improvements), (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Landlord, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (v) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing by Landlord, (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs arising from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). In addition, Landlord shall provide an allowance to Tenant to be used solely for architectural and engineering costs related to the preparation of an initial test fit plan for the Tenant Improvements in an amount not to exceed Four Thousand Eight Hundred Sixty One and 68/100 Dollars ($4,861.68) (based upon Twelve Cents ($0.12) per square foot of Rentable Area) (the “A/E Allowance”).
4.3.Tenant shall have until twelve (12) months after the Term Commencement Date (the “TI Deadline”), to submit Fund Requests (as defined in the Work Letter) to Landlord for disbursement of the unused portion of the TI Allowance and A/E Allowance, after which date Landlord’s obligation to fund any such costs for which Tenant has not submitted a Fund Request to Landlord shall expire.

4.4.In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease. Tenant shall deliver to Landlord (a) a certificate of occupancy (or its substantial equivalent) for the Premises suitable for the Permitted Use and (b) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.
4.5.Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Base Rent and Additional Rent (excluding payment of utilities serving the Premises, together with any fees, surcharges and taxes thereon, and the parking fee payable by Tenant in accordance with Section 13.4 hereof).
4.6.Notwithstanding anything to the contrary set forth in herein, Tenant acknowledges that there may be certain punch list items related to the Demising Work that have not been completed by the prior tenant of the Premises (“Prior Tenant”) as of the Term Commencement Date. Tenant agrees to complete such punch list items as part of the Tenant Alterations at its sole cost and expense, subject to the TI Allowance. In addition, notwithstanding anything to the contrary set forth herein, the Tenant acknowledges that certain components of the Demising Work as set forth on Exhibit A-4 attached hereto (collectively, the “Remaining Demising Work”) may not be completed by the Prior Tenant by the Term Commencement Date. Tenant acknowledges that the performance of certain aspects of the Remaining Demising Work have been allocated between Prior Tenant and Tenant as delineated on Exhibit A-4, and Tenant shall perform its portion of the Remaining Demising Work as part of the Tenant Alterations at Tenant’s sole cost and expense, subject to the TI Allowance. Landlord shall use reasonable efforts to cause Prior Tenant to perform its portion of the Remaining Demising Work, which efforts shall not require the filing of any litigation claims. Tenant grants Prior Tenant and its contractors and agents a license to access the Premises from and after the Term Commencement Date solely for the purpose of performing the Remaining Demising Work to the extent such access is necessary therefor.
5.Condition of Premises. Except as expressly set forth herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it will be fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to payment of the TI Allowance and A/E Allowance. Tenant’s taking of possession of the Premises shall conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair.

6.Rentable Area.
6.1.The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect in a manner consistent with Landlord’s determination of Rentable Area for the remainder of the Building and Project, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Project, as applicable.
6.2.The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.
6.3.The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom. Review of allocations of Rentable Areas as between tenants of the Building shall be made as frequently as Landlord deems appropriate, including in order to facilitate an equitable apportionment of Operating Expenses (as defined below), but in no event shall the Base Rent be increased solely as a result of any such review or adjustment by Landlord pursuant to this Article 6.
7.Rent.
7.1.Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the date that is seven (7) months after the Term Commencement Date (the “Rent Commencement Date”), the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof, each in advance on the first day of each and every calendar month during the Term.
7.2.In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Adjusted Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below), and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.
7.3.Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United

States of America to the address set forth in Section 2.6 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.
7.4.Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) except as expressly set forth herein, any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.
8.Rent Adjustments; Free Rent Period.
8.1Base Rent shall be subject to an annual upward adjustment of three percent (3.0%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Rent Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as the initial Term of this Lease continues in effect. The amount of Base Rent during any extension period shall be governed by Article 42 hereof.
8.2Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay Base Rent for the period prior to the Rent Commencement Date (such period, the “Free Rent Period”).
Except (a) for the project review fee described in Section 4.2 above, and (b) for the parking fees described in Section 13.5 below, and (c) as otherwise set forth in Section 9.2 below, Tenant shall not be responsible for the payment of Tenant’s other Rent obligations under this Lease, including Operating Expenses or the Property Management Fee for the Premises during the Free Rent Period.
9.Operating Expenses.
9.1.As used herein, the term “Operating Expenses” shall include:
(a)Government impositions, including property tax costs consisting of real and personal property taxes (including amounts due under any improvement bond upon the Building or, if such taxes are assessed in conjunction with the Building’s taxes the Project (including the parcel or parcels of real property upon which the Building, the other buildings in the Project and areas serving the Building and the Project are located) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or arising from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project, including without limitation the Parking Garage; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof; and
(b)All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project, which shall include Project office rent at fair market rental for a commercially reasonable amount of space for Project management personnel, to the extent an office used for Project operations is maintained at the Project, plus customary expenses for such office, and costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including costs of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements; costs of utilities furnished to the Common Area; costs associated with the operation of food trucks for the benefit of employees of tenants, including Tenant, at the Project; sewer fees; cable television; trash collection; cleaning, including windows; heating, ventilation and air-conditioning (“HVAC”); maintenance of landscaping and grounds; snow removal; maintenance of drives and parking areas, including without limitation the Parking Garage; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping supplies, snow removal and other customary and ordinary items of personal property provided by Landlord for use in Common Areas or in the Project office; capital expenditures incurred (i) in replacing obsolete equipment, as such term is defined on Exhibit I attached hereto, (ii) for the primary purpose of reducing Operating Expenses or (iii) required by any Governmental Authority to comply with changes in Applicable Laws that take effect after the Execution Date or to ensure continued compliance with Applicable Laws in effect as of the Execution Date, in each case amortized over the useful life thereof, as reasonably determined by Landlord, in accordance with generally accepted accounting principles, but in no event longer than ten (10) years; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Execution Date with Applicable Laws); costs to keep the Project in compliance with, or costs or fees otherwise required under or incurred pursuant to any CC&Rs or Property Operations Documents (as defined below), including condominium fees; insurance premiums, including premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies for the Building or the Parking Garage; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow truck drivers, handymen, and engineering/maintenance personnel.
(c)Notwithstanding the foregoing, Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project; any leasing commissions; expenses that relate to preparation of rental space for a tenant; advertising and promotional expenditures directly related to Landlord’s efforts to lease space in the Building or the Project; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); costs of constructing new buildings within the Project; legal expenses relating to other tenants; legal and accounting fees not incurred in connection with operation and management of the Building (including any legal and other costs incurred in connection with the sale, financing, refinancing, syndication, securitization, or change of ownership of the Building, including, without limitation, brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, points, and interest charges); costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord or to the extent reimbursed by warranties or guarantees or reimbursed pursuant to service contracts; costs incurred directly and solely as a result of Landlord's gross negligence or willful misconduct; principal and interest upon loans to Landlord or secured by a loan agreement, mortgage, deed of trust, security instrument or other loan document covering the Project or a portion thereof (collectively, “Loan Documents”) (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1(a)); salaries of executive officers of Landlord, or of Landlord’s personnel above the level of regional director; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto that are provided for in Subsection 9.1(b)); taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1(a); costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof; political or charitable contributions; costs expressly excluded from Operating Expenses elsewhere in this Lease or that are charged to or paid by Tenant under other provisions of this Lease; professional fees and disbursements and other costs and expenses related to the ownership (as opposed to the use, occupancy, operation, maintenance or repair) of the Project; and any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord, such as ordinary maintenance and repair costs for the Parking Garage to the extent included in the parking fee payable by Tenant in accordance with Section 13.4 hereof. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Adjusted Share”).
9.2.Beginning on the earlier of: (a) the date on which Tenant occupies the Premises for the Permitted Use or (b) the Rent Commencement Date (such earlier date, the “OpEx Commencement Date”), Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below), and (b) Landlord’s estimate of Tenant’s Adjusted Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.
(x)The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant. Tenant shall pay the Property Management Fee in accordance with Section 9.2 with respect to the entire Term (except as otherwise set forth in the immediately foregoing paragraph), including any extensions of the Term or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof. If the OpEx Commencement Date occurs prior to the Rent Commencement Date, the Property Management Fee shall be calculated as if Tenant were paying Base Rent in the full amount required pursuant to this Lease had the Free Rent Period not been in effect.
(y)Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses, Tenant’s Adjusted Share of Operating Expenses, and the cost of providing utilities to the Premises for the previous calendar year (“Landlord’s Statement”). Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after receipt of an invoice therefor. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Adjusted Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany Landlord’s Statement with payment for the amount of such difference.
(z)Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month.
9.3.Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce Dollar results substantially consistent with Landlord’s then-current practice at the Project. Landlord or an affiliate(s) of Landlord currently own other property(ies) adjacent to the Project or its neighboring properties (collectively, “Neighboring Properties”). In connection with Landlord performing services for the Project pursuant to this Lease, similar services may be performed by the same vendor(s) for Neighboring Properties (for example, shuttle services, food truck services or landscape maintenance). In such a case, Landlord shall reasonably allocate to each Building and the Project the costs for such services based upon the ratio that the square footage of the Building or the Project (as applicable) bears to the total square footage of all of the Neighboring Properties or buildings within the Neighboring Properties for which the services are performed, unless the scope of the services performed for any building or property (including the Building and the Project) is disproportionately more or less than for others, in which case Landlord shall equitably allocate the costs based on the scope of the services being performed for each building or property (including the Building and the Project). Since the Project consists of multiple buildings, certain Operating Expenses may pertain to a particular building(s) and other Operating Expenses to the Project as a whole. Landlord reserves the right in its sole discretion to allocate any such costs applicable to any particular building within the Project to such building, and other such costs applicable to the Project to each building in the Project (including the Building), with the tenants in each building being responsible for paying their respective proportionate shares of their buildings to the extent required under their leases. Landlord shall equitably allocate such costs to the buildings (including the Building) in a reasonable, non-discriminatory manner, and such allocation shall be binding on Tenant.
9.4.Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within sixty (60) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review and determination of the Accountant(s), as applicable and as each such term is defined below. If, during such sixty (60)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Adjusted Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Adjusted Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”), but not books and records of entities other than Landlord unless such other entities share costs with Landlord, in which event Landlord shall only be obligated to make available the books and records of such other entity to the extent related to the shared costs. Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business. Landlord need not provide copies of any books or records. Tenant shall commence the Independent Review within thirty (30) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of the date that is sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Cambridge, Massachusetts area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within twenty (20) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within twenty (20) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. If the Independent Review reveals or the Accountant(s) determine that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than five percent (5%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review. In all other cases Tenant shall pay the cost of the Independent Review and the Accountant(s).
9.5.Landlord may annualize certain Operating Expenses incurred prior to the OpEx Commencement Date over the course of the budgeted year during which the OpEx Commencement Date occurs, and Tenant shall be responsible for the annualized portion of such Operating Expenses corresponding to the number of days during such year, commencing with the OpEx Commencement Date, for which Tenant is otherwise liable for Operating Expenses pursuant to this Lease. Tenant’s responsibility for Tenant’s Adjusted Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises and (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.
9.6.Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.
9.7.Within thirty (30) days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or the Work Letter.
9.8.In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building or Project, as applicable, to equal Landlord’s reasonable estimate of what such Operating Expenses would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.
10.Taxes on Tenant’s Property.
10.1.Tenant shall be solely responsible for the payment of any and all taxes levied upon (a) personal property and trade fixtures located at the Premises and (b) any gross or net receipts of or sales by Tenant, and shall pay the same at least twenty (20) days prior to delinquency.
10.2.If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.
10.3.If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.2. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants at the Project shall not be included in Operating Expenses. If the records of the applicable governmental assessor’s office are available and sufficiently detailed to serve as a basis for determining whether such Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

11.Security Deposit.
11.1.Tenant shall deposit with Landlord within five (5) business days of the Execution Date the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. If Tenant Defaults (as defined below) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease.
11.2.In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.
11.3.Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.
11.4.If Tenant is not in default at the end of sixty (60) days after the expiration or earlier termination of this Lease (of which Tenant has received written notice and an opportunity to cure), then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days after the expiration or earlier termination of this Lease.
11.5.If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.
11.6.The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its reasonable discretion. Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:
(a)If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is ninety (90) days after the then-current Term Expiration Date, a letter of credit in the form of

Exhibit D issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then (i) Landlord shall with reasonable diligence complete any necessary calculations, (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.
(b)If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.
(c)Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (i) an uncured Default (as defined below) exists, (ii) as of the date thirty (30) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) ninety (90) days after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security, (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days, (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.
(d)Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, (a) the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, (b) Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous, and (c) if Tenant receives a final determination from a court of competent jurisdiction that is not subject to appeal that Landlord has made a “wrongful” draw, (i) Landlord shall pay Tenant interest upon the amount of such wrongful draw at the rate of six percent (6%) and (ii) Tenant shall be entitled to recover its reasonable attorney’s fees in accordance with Section 40.7. For purposes of the immediately foregoing sentence, the term “wrongful” shall mean that Landlord had no reasonable basis to believe that it had the right to make the draw.
(e)If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.
11.7.If, as of the third (3rd) anniversary of Rent Commencement Date, Tenant (a) has raised a minimum of Sixty Million Dollars ($60,000,000) in Series B funding, (b) provides evidence reasonably satisfactory to Landlord that it has sufficient monetary assets to operate for a minimum of two (2) years, and (c) is not then in Default under this Lease (collectively, the “SD Reduction Obligations”), then Tenant, no later than forty-five (45) days after the third (3rd) anniversary of the Rent Commencement Date, may notify Landlord in writing that it wishes to decrease the Security Deposit to an amount equal to four (4) months of the Base Rent as of the Rent Commencement Date (the “Reduced Security Deposit”). Within ten (10) business days following Landlord’s receipt of such notice, Landlord shall (y) confirm in writing that the SD Reduction Obligations have been satisfied and that the Security Deposit shall be deemed to equal the Reduced Security Deposit, or (z) provide Tenant with satisfactory written evidence that such SD Reduction Obligations have not been satisfied. Upon Landlord’s confirmation that the SD Reduction Obligations have been satisfied, (i) if the Security Deposit is in the form of cash, Landlord shall return to Tenant the excess amount within ten (10) business days following its approval of such certification, or (ii) if the Security Deposit is in the form of the L/C Security, the Tenant may provide to Landlord, and Landlord shall accept, a replacement L/C Security in the amount of the Reduced Security Deposit.
12.Use.
12.1.Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.
12.2.Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy (or its substantial equivalent) issued for the Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, and shall indemnify, defend (at the option of and with counsel reasonably acceptable to the indemnified party(ies)), save, reimburse and hold harmless (collectively, “Indemnify,” “Indemnity” or “Indemnification,” as the case may require) Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee, ground lessor or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise before, during or after the Term as a result of Tenant’s breach of this Section. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be responsible for compliance with Applicable Laws with respect to any work performed in the Premises or Building (other than the Premises) by or at the direction of anyone other than a Tenant Party.
12.3.Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.
12.4.Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.
12.5.No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. Tenant shall provide to Landlord copies of keys or access cards to the Premises and all areas therein.
12.6.No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills or items attached to windows that are visible from outside the Premises. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.
12.7.No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent. Signage shall conform to Landlord’s design criteria. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for reimbursing Landlord for costs actually incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier termination of the Lease. Interior signs on entry doors to the Premises and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Landlord’s sole cost and expense, and shall be of a size, color and type and be located in a place reasonably acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor.
12.8.Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.
12.9.Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Area or other offices in the Project.
12.10.Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure them, (b) use or allow the Premises to be used for unlawful purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.
12.11.Landlord hereby represents to Tenant that, as of the Execution Date, the non-mechanical Common Areas are in compliance with the ADA (as defined in this Section 12.11).  In the event of a breach of the foregoing representation, Landlord shall, as Tenant’s sole and exclusive remedy in connection with such breach, cause the portion(s) of the Common Areas that were not in compliance with the ADA as of the Execution Date to be compliant with the requirements of the ADA in effect as of the Execution Date.  Notwithstanding any other provision herein to the contrary (but subject to the first two (2) grammatical sentences of this Section 12.11), Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and

Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against Claims arising out of any such failure of the Premises to comply with Tenant’s obligations with respect to the ADA under this Section.  This Section (as well as any other provisions of this Lease dealing with indemnification of the Landlord Indemnitees by Tenant) shall be deemed to be modified in each case by the insertion in the appropriate place of the following:  “except as otherwise provided in Mass. G.L. Ter. Ed., C. 186, Section 15.” For the avoidance of doubt, “Lenders” shall also include historic tax credit investors and new market tax credit investors (but only to the extent applicable).  The provisions of this Section shall survive the expiration or earlier termination of this Lease.
12.12.Tenant shall maintain temperature and humidity in the Premises in accordance with ASHRAE standards at all times (subject to Landlord’s compliance with its obligations with respect to base Building HVAC systems under this Lease).
12.13.Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable Governmental Authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable Governmental Authority with respect to such chemical safety program and (b) this Section. Tenant shall obtain and maintain during the Term (m) any permit required by the MWRA (“MWRA Permit”) and (n) a wastewater treatment operator license from the Commonwealth of Massachusetts with respect to Tenant’s use of the Acid Neutralization Tank (as defined below) in the Building. Tenant shall not introduce anything into the Acid Neutralization Tank (x) in violation of the terms of the MWRA Permit, (y) in violation of Applicable Laws or (z) that would interfere with the proper functioning of the Acid Neutralization Tank. Landlord agrees to reasonably cooperate with Tenant in order to obtain the MWRA Permit and the wastewater treatment operator license.
13.Rules and Regulations, CC&Rs, Parking Facilities and Common Area.
13.1.Tenant shall have the non-exclusive right, in common with others, to use the Common Area in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Area and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit E together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (the “Rules and Regulations”). Tenant shall and shall ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.
13.2.This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (including the Parking and Transportation Demand Management Plan

Ordinance- Final Amendment Decision, issued on May 24, 2002, by the City of Cambridge (as the same may be amended from time to time, the “PTDM”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “CC&Rs”), and Tenant shall, at its sole cost and expense, comply with and cause the Project to comply with the CC&Rs, the PTDM, and any other documents listed on Exhibit F attached hereto (together with the PTDM, the “Property Operations Documents”); provided, however, in no event shall any CC&Rs entered into after the date of this Lease materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder. Tenant acknowledges that Tenant, at its sole cost and expense, shall comply with the tenant requirements in the PTDM, including the requirements set forth in the “Alternative Work Programs,” “Public Transportation Incentives,” “Ridesharing Programs” and “Provisions of Bicycle and Pedestrian Amenities” sections thereof. Tenant, at its sole cost and expense, shall also comply with the reporting requirements set forth in the PTDM at Landlord’s request.  Any costs incurred by Landlord in connection with the PTDM shall constitute an Operating Expense.
13.3.Notwithstanding anything in this Lease to the contrary, Tenant may not install any security systems (including cameras) outside the Premises or that record sounds or images outside the Premises without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion.
13.4.The Charles River Transportation Management Association (of which Landlord or an affiliate of Landlord is currently a member) provides certain programs to help improve transportation in the Cambridge area. Their website is www.charlesrivertma.org.
13.5.Tenant shall have a non-exclusive, irrevocable license to use twenty-eight (28) parking spaces in the facilities serving the Building and the Project in common on an unreserved basis with other tenants of the Building and the Project during the Term at a cost of Three Hundred Eighty Dollars ($380.00) per parking space per month (and subject to market rate adjustment by Landlord from time to time throughout the Term), which Tenant shall pay (a) prior to the Rent Commencement Date, within thirty (30) days of Landlord’s written notice therefor, and (b) from and after the Rent Commencement Date, simultaneously with payments of Base Rent as Additional Rent. Tenant, at any time and from time to time during the Term, may elect to waive its right to use some or all or its parking spaces upon written notice to Landlord. If Tenant so elects, then it shall forfeit for the then-remainder of the Term (including any extension thereof) any and all rights to such waived parking spaces; provided, however, that Tenant may later request from Landlord additional parking spaces up to Tenant’s maximum number of parking spaces hereunder, and subject to the availability of such additional parking spaces, as determined by Landlord in its sole and absolute discretion, then the number of parking spaces licensed to Tenant under this Section 13.5 shall be increased by the number of parking spaces so requested. Notwithstanding anything to the contrary contained herein, during the Free Rent Period only, Tenant shall have the right to elect to use fewer parking spaces upon written notice to landlord without waiving its right to the maximum number of parking spaces for the remainder of the Term. For the avoidance of doubt, Tenant shall pay the parking fee for the number of spaces used by Tenant or its contractors and agents during the Free Rent Period.

13.6.Tenant agrees not to unreasonably overburden the parking facilities in violation of any rules and regulations reasonably promulgated by Landlord and agrees to cooperate with Landlord and other tenants in the use of the parking facilities, and Landlord hereby agrees that Tenant shall not be deemed to be overburdening the parking facilities if Tenant is using the number of spaces (or fewer) then allocated to Tenant. Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project; provided that Tenant shall be entitled to the number of spaces set forth in Section 13.5 above. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.
13.7.Subject to the terms of this Lease including the Rules and Regulations and the rights of other tenants of the Building, Tenant shall have the non-exclusive right, to access the freight loading dock and freight elevator twenty-four (24) hours per day, seven (7) days per week at no additional per usage charge.
14.Project Control by Landlord.
14.1.Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by and consistent with the other terms in this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building and other buildings within the Project to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies, entrances and landscaping; provided, however, that such rights shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.
14.2.Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.
14.3.Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.

14.4.Landlord may, at any and all reasonable times during non-business hours (or during business hours, if (a) with respect to Subsections 14.4(u) through 14.4(y), Tenant so requests, and (b) with respect to Subsection 14.4(z), if Landlord so requests), and upon twenty-four (24) hours’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time. Notwithstanding the foregoing, Tenant shall have the right to have a representative of Tenant accompany Landlord at such times; provided, however, if Tenant’s representative is not available or does not elect to accompany Landlord at the times that Landlord has requested access, then such unavailability shall not prohibit or otherwise restrict Landlord’s access, and Landlord may access the Premises with or without Tenant’s representative present. In connection with any such alteration, improvement or repair as described in Subsection 14.4(w), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.
15.Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.
16.Utilities and Services.
16.1Commencing on the Term Commencement Date, Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered or sub-metered to Tenant, Tenant shall pay Tenant’s Adjusted Share of all charges of such utility jointly metered with other premises as part of Tenant’s Adjusted Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant, and if

Landlord determines that Tenant is using more than Tenant’s Pro Rata Share of any such utility, then Landlord may charge Tenant with the cost of purchasing, installing, and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. For purposes of clarity, the immediately foregoing sentence shall not restrict Landlord from purchasing or installing such metering equipment to tenant premises in the Building, including the Premises, and including any costs thereof in Operating Expenses to the extent permitted by Article 9.
16.2Landlord may base its bills for utilities on reasonable estimates; provided that Landlord adjusts such billings or as part of the next Landlord’s Statement to reflect the actual cost of providing utilities to the Premises. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any utilities, then Tenant shall pay Landlord for Tenant’s Adjusted Share of such utilities to reflect such excess. In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate utility usage that varies depending on the occupancy of the Building or Project (as applicable) to equal Landlord’s reasonable estimate of what such utility usage would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of the cost of such utilities.
16.3Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by the party claiming Force Majeure); Severe Weather Conditions (as defined below); physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to the party claiming Force Majeure); government regulations, moratoria or other governmental actions, inactions or delays; failures to grant consent or delays in granting consent by any Lender whose consent is required under any applicable Loan Document; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred (collectively, “Force Majeure”); or, to the extent permitted by Applicable Laws, Landlord’s negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or, except as expressly set forth in this Section, any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records. Notwithstanding anything to the contrary in this Lease, if, for more than seven (7) consecutive business days following written notice to Landlord and as a direct result of Landlord’s gross negligence or willful misconduct (and except to the extent that such failure arises from any other factor, including any action or inaction of a Tenant Party (as defined below)), the provision of HVAC or other utilities to all or a material portion of the Premises that Landlord must provide pursuant to this Lease is interrupted (a “Material Services Failure”), then Base Rent and Tenant’s Adjusted

Share of Operating Expenses (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent and Tenant’s Adjusted Share of Operating Expenses) shall thereafter be abated until the Premises are again usable by Tenant for the Permitted Use; provided, however, that, if Landlord is diligently pursuing the restoration of such HVAC and other utilities and Landlord provides substitute HVAC and other utilities reasonably suitable for Tenant’s continued use and occupancy of the Premises for the Permitted Use (e.g., supplying potable water or portable air conditioning equipment), then neither Base Rent nor Tenant’s Adjusted Share of Operating Expenses shall be abated. During any Material Services Failure, Tenant will cooperate with Landlord to arrange for the provision of any interrupted utility services on an interim basis via temporary measures until final corrective measures can be accomplished, and Tenant will permit Landlord the necessary access to the Premises to remedy such Material Service Failure. In the event of any interruption of HVAC or other utilities that Landlord must provide pursuant to this Lease, regardless of the cause, Landlord shall diligently pursue the restoration of such HVAC and other utilities. Notwithstanding anything in this Lease to the contrary, but subject to Article 24 (which shall govern in the event of a casualty), the provisions of this Section shall be Tenant’s sole recourse and remedy in the event of an interruption of HVAC or other utilities to the Premises, including related to Section 16.8.
16.4Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.
16.5Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building or Project (as applicable) beyond the existing capacity of the Building or the Project usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Pro Rata Share of the Building’s or Project’s (as applicable) capacity to provide such utilities or services.
16.6If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations with respect to those areas within the Premises designated as office zones in the lab/office zone plan attached hereto as Exhibit A-2 (the “Plan of Office/Lab Zones”), then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

16.7Landlord shall provide hot and cold water in Common Area for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source.
16.8Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and utility systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and, except as provided in Section 16.2, Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence.
16.9For the Premises, Landlord shall (a) maintain and operate the base building HVAC systems up to the first damper or isolation valve that services Premises (and not including supplemental units installed by Tenant) used for the Permitted Use only (“Base HVAC”) and (b) subject to Subsection 16.9(a), furnish HVAC as reasonably required (except as this Lease otherwise provides) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article. Notwithstanding anything to the contrary in this Section, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services; except as provided in Section 16.2.
16.10For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, authorization to allow Landlord to access Tenant’s usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year; and Tenant shall comply with any other energy usage or consumption requirements required by Applicable Laws. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least thirty-six (36) months, or such other period of time as may be required by law. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers, and Tenant shall pay Landlord a fee of Five Hundred Dollars ($500) per month to collect such utility usage information. In addition to the foregoing, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
16.11The Building is currently serviced by a laboratory waste sanitary sewer connection from the pH neutralization room on the first (1st) floor of the Building to the municipal sewer line in the street adjacent to the Building. Tenant shall install a separate acid neutralization tank (the “Acid Neutralization Tank”) as a part of the Tenant Improvements. Tenant, at its sole cost and expense, shall be responsible for obtaining, and complying with at all times, the MWRA Permit and any other permits and approvals from Governmental Authorities necessary to install, use or operate the Acid Neutralization Tank, and Tenant may not operate the Acid Neutralization Tank without first having provided to Landlord, for Landlord’s approval, copies of all such permits and approvals. Tenant shall be responsible for all costs, charges and expenses in connection with or arising out of the operation, use, maintenance, repair or refurbishment of the Acid Neutralization Tank, including all clean-up costs relating to the Acid Neutralization Tank. Tenant shall Indemnify the Landlord Indemnitees from and against any and all Claims, including (a) diminution in value of the Project or any portion thereof, (b) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (c) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (d) sums paid in settlement of Claims that arise during or after the Term as a result of Tenant’s improper use of the Acid Neutralization Tank. This Indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration required by any Governmental Authority arising from Tenant’s use of the Acid Neutralization Tank.
16.12Tenant, at its sole cost and expense, subject to the TI Allowance, shall (a) install a back-up generator (the “Generator”) in the location designated as “Tenant 2B Generator Area” on Exhibit A attached hereto, and (b) connect the Generator to the Premises’ emergency electrical panel for its exclusive use as part of the Tenant Improvements. Tenant shall be solely responsible, at Tenant’s sole cost and expense (and Landlord shall not be liable) for maintaining, repairing and replacing the Generator or any parts or equipment related to or serving the Generator throughout the Term. The provisions of Section 16.3 shall apply to the Generator. The installation of the Generator and such related parts and equipment shall constitute Alterations.
17.Alterations.
17.1.Tenant shall make no alterations, additions or improvements (other than the Tenant Improvements) in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval may be subject to the consent of one of more Lenders, if required under any applicable Loan Document, but which approval Landlord shall not otherwise unreasonably withhold; provided, however, that, in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, the roof, the foundation or slab, foundation or slab systems (including barriers and subslab systems) or the core of the Building, (b) the exterior of the Building or (c)

any Building systems, including elevator, plumbing, HVAC, electrical, security, life safety and power, then Landlord may withhold its approval in its sole and absolute discretion. Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s sole and absolute discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least thirty (30) days in advance of the desired commencement date of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request, provided that Tenant shall not commence any such Alterations that require Landlord’s consent unless and until Tenant has received the written approval of Landlord and any and all Lenders whose consent is required under any applicable Loan Documents. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in tenant-occupied lab areas. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises that do not require any permits or more than three (3) total contractors and subcontractors (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not exceed One Hundred Forty Thousand Dollars ($140,000) in any one instance or Two Hundred Fifty Thousand Dollars ($250,000) annually, (z) such Cosmetic Alterations are not reasonably expected to have any material adverse effect on the Project and do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to or adversely affect the Building systems, (iii) affect any portion of the Building or Project that is exterior to the Premises or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project. Tenant shall give Landlord at least ten (10) days’ prior written notice of any Cosmetic Alterations.
17.2.Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.
17.3.Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.
17.4.Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations (other than Cosmetic Alterations), Tenant shall provide

Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises, as well as a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems. Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant.
17.5.Before commencing any Alterations (other than Cosmetic Alterations), and provided Tenant has received Landlord’s consent thereto (other than for Cosmetic Alterations), Tenant shall (a) give Landlord at least ten (10) days’ prior written notice of the proposed commencement of such work and the names and addresses of the persons supply labor or materials therefor so that Landlord may enter the Premises to post and keep posted thereon and therein notices or to take any further action that Landlord may reasonably deem proper for the protection of Landlord’s interest in the Project and (b) shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work.
17.6.Tenant shall repair any damage to the Premises arising from Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
17.7.The Premises plus any Alterations; Signage; Tenant Improvements; attached equipment, decorations, fixtures and trade fixtures; movable laboratory casework and related appliances; and other additions and improvements attached to or built into the Premises made by either of the parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; laboratory benches; exterior venting fume hoods; walk-in freezers and refrigerators; ductwork; conduits; electrical panels and circuits; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to construction or installation thereof, Landlord elects otherwise in writing) be surrendered to Landlord upon the expiration or earlier termination of this Lease. For the avoidance of doubt, the items listed on Exhibit G attached hereto (which Exhibit G may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s written consent) constitute Tenant’s property and shall be removed by Tenant upon the expiration or earlier termination of the Lease.
17.8.Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises or as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.
17.9.If Tenant shall fail to remove any of its property from the Premises prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such personal property.
17.10.Tenant shall pay to Landlord (within twenty [20] days of Landlord’s written demand) any reasonable third party out-of-pocket costs incurred by Landlord for professional review of any plans or specifications for Alterations that require Landlord’s consent. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such faulty work, or by reason of inadequate clean-up.
17.11.Within sixty (60) days after final completion of the Tenant Improvements or any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Tenant Improvements and Alterations, together with supporting documentation reasonably acceptable to Landlord.
17.12.Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations or Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.
17.13.Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and BioMed Realty, L.P., and each of their respective officers, employees, directors, representatives, agents, general partners, members, subsidiaries, affiliates and Lenders (collectively with Landlord, the “Landlord Parties”) as additional insureds on their respective insurance policies.
17.14.Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree that Landlord shall be permitted to withhold its approval (in its sole and absolute discretion) of any Alteration, including the Tenant Improvements, that changes the location of the lab/office zones as shown on Plan of Office/Lab Zones.
17.15.With respect to any Alterations related to building management systems (“BMS”), Tenant shall integrate tenant BMS for the Premises into the base building management system and utilize the same system for all of Tenant’s HVAC control requirements. The base building management system is currently operated by Johnson Controls. No alternatives or BACnet protocol will be allowed. Tenant’s BMS controls contractor shall be subject to Landlord’s approval.

18.Repairs and Maintenance.
18.1.Landlord shall repair and maintain the structural and exterior portions and Common Area of the Building and the Project, including roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; plumbing; fire sprinkler systems (if any); base Building HVAC systems up to the first damper or isolation valve that serves the Premises (for purposes of clarity, the portion of the HVAC system that includes such first damper or isolation valve and extends into and through the Premises, and any supplemental HVAC serving the Premises shall not be part of the base Building HVAC and shall be Tenant’s obligation to maintain and repair pursuant to Section 18.2 below); elevators; and base Building electrical systems installed or furnished by Landlord.
18.2.Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises (including but not limited to the portion of the HVAC system that includes the first damper or isolation valve and extends into and through the Premises, any supplemental HVAC serving the Premises, the Generator, and any other systems or equipment exclusively serving the Premises) and every part thereof in good condition and repair, and shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records that Landlord reasonably requests. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good a condition as when received, ordinary wear and tear excepted; and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the Premises (with respect to wiring, only to the extent installed by a Tenant Party (as defined below)), and repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.
18.3.Throughout the Term of the Lease, Tenant shall, at Tenant’s sole cost and expense, maintain copies for the prior three (3) years, of all applicable service contracts, service, repair and maintenance records, and inspection reports on all equipment installed by or maintained by Tenant. Tenant shall, within ten (10) business days after receipt of written notice from Landlord, provide to Landlord any maintenance records, service or inspection reports that Landlord reasonably requests. Upon surrender of the Premises upon the expiration or earlier termination of this Lease, Tenant shall provide Landlord with all original equipment manufacturer (OEM) manuals for any equipment installed and not removed by Tenant. Landlord shall also have the right to perform an audit of the equipment serving the Premises in the form of a facilities condition assessment or similar report throughout the Term at its sole cost and expense. To the extent such audit recommends corrective action, Tenant shall promptly perform such corrective action as part of its repair and maintenance obligations.
18.4.Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

18.5.If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.
18.6.This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.
18.7.Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses.
19.Liens.
19.1.Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising from work or services performed, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Building or the Project for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) days after Tenant’s receipt of notice of the filing thereof, at Tenant’s sole cost and expense.
19.2.Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall Indemnify the Landlord Indemnitees from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.
19.3.In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.
20.Estoppel Certificate. Tenant shall, within ten (10) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit H, or on any other form reasonably requested by a current or proposed Lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property.
21.Hazardous Materials.
21.1.Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from (i) migration of Hazardous Materials from outside the Premises not arising from the acts or omissions of a Tenant Party or coming from property owned or leased by a Tenant Party or (ii) to the extent such contamination arises directly from Landlord’s gross negligence or willful misconduct), or (d) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant Party, then Tenant shall Indemnify the Landlord Indemnitees from and against any and all Claims of any kind or nature, including (w) diminution in value of the Project or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (y) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This Indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Notwithstanding the foregoing, Landlord shall Indemnify the Tenant Parties from and against any and all Claims arising from the presence of Hazardous Materials at the Property in violation of Applicable Laws as of the Execution Date, unless placed at the Property by a Tenant Party.
21.2.Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws in the form of a Tier II form pursuant to Section 312 of the Emergency Planning and Community Right-to-Know Act of 1986 (or any successor statute) or any other form reasonably requested by Landlord, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Notwithstanding the foregoing, Tenant shall not be required to include within the Hazardous Materials Documents any Hazardous Materials found in office supplies used in the ordinary course and in compliance with all Applicable Laws. Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials, in which case Tenant shall deliver updated Hazardous Materials documents (without Landlord having to request them) before or, if not practicable to do so before, as soon as reasonably practicable after the occurrence of the events in Subsection 21.2(m) or (n). For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any documents containing information of a proprietary nature, unless such documents contain a reference to Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.
21.3.Tenant represents and warrants to Landlord that it is not nor has it been, in connection with the use, disposal or storage of Hazardous Materials, (a) subject to a material enforcement order issued by any Governmental Authority or (b) required to take any remedial action.
21.4.At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.
21.5.If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.
21.6.Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.
21.7.Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials for which Tenant is liable, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27.
21.8.As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority.
21.9.Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Project for the storage of Hazardous Materials. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 29). In the event of a Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Project in excess of New Tenant’s Pro Rata Share of the Building or the Project, as applicable, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than New Tenant’s Pro Rata Share of the Building or the Project, as applicable. Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of fire control areas, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.
22.Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:
22.1.Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.
22.2.If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.
22.3.Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in

Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.
22.4.Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.
22.5.If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.
23.Insurance; Waiver of Subrogation.
23.1.Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, engineering costs or such other costs to the extent the same are not incurred in the event of a rebuild and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, Workers’ Compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.
23.2.In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence/general aggregate for bodily injury (including death), or property damage with respect to the Project.

23.3.Tenant shall, at its own cost and expense, procure and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers financially acceptable and lawfully authorized to do business in the state where the Premises are located:
(a)Commercial General Liability insurance on a broad-based occurrence coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal & advertising injury, and contractual liability with limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence, $2,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance; provided that such coverage is at least as broad as the primary coverages required herein.
(b)Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto on behalf of Tenant or invited by Tenant (including those owned, hired, rented, leased, borrowed, scheduled or non-owned). Coverage shall be on a broad-based occurrence form in an amount not less than $1,000,000 combined single limit per accident for bodily injury and property damage. Such coverage shall apply to all vehicles and persons, whether accessing the property with active or passive consent.
(c)Commercial Property insurance covering property damage to the full replacement cost value and business interruption. Covered property shall include all tenant improvements in the Premises (to the extent not insured by Landlord pursuant to Section 23.1) and Tenant’s Property including personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments, which may be owned by Tenant or Landlord and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to all Tenant Improvements, Alterations or other work performed on the Premises by Tenant (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees as loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, terrorism and such other risks Landlord may from time to time designate, for the full replacement cost value of the covered items with an agreed amount endorsement with no co-insurance. Business interruption coverage shall have limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twelve (12) months.
(d)Workers’ Compensation in compliance with all Applicable Laws or as may be available on a voluntary basis. Employer’s Liability must be at least in the amount of $1,000,000 for bodily injury by accident for each employee, $1,000,000 for bodily injury by disease for each employee, and $1,000,000 bodily injury by disease for policy limit.
(e)Intentionally Omitted.

(f)Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats Hazardous Materials, as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate and for a period of two (2) years thereafter. Notwithstanding the foregoing, Landlord has agreed to waive the Pollution Legal Liability insurance based upon Tenant’s representations as of the Effective Date regarding the types and quantities of Hazardous Materials anticipated at the Premises. Landlord reserves the right to reinstate the Pollution Legal Liability insurance requirements set forth above in the event the types of Hazardous Materials used by Tenant in the Premises change or the quantities increase (by more than a de minimis amount) during the Term.
(g)Umbrella/Excess Liability: Tenant shall carry Umbrella Liability insurance and/or Excess Liability insurance that must follow form with underlying liability policies or be at least as broad as underlying liability polices required herein. Tenant shall maintain limits of not less than $5,000,000 per occurrence and in the aggregate.
(h)During all construction by Tenant at the Premises, with respect to tenant improvements being constructed (including the Tenant Improvements and any Alterations), insurance required in Exhibit B-1 must be in place.
23.4.The insurance required of Tenant by this Article shall be with companies at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M. Best’s Insurance Guide” current edition. Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish certificates of insurance evidencing all coverages required herein to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from Tenant (except in the event of non-payment of premium, in which case ten (10) days’ written notice shall be given). All general liability policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s required general liability policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant shall, on or prior to the date of expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent. Commercial General Liability, Commercial Automobile Liability, Umbrella Liability and Pollution Legal Liability insurance as required above shall name the Landlord Parties as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant’s use or occupancy of Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant.
23.5.In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.
23.6.Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.
23.7.Notwithstanding anything to the contrary in this Lease but subject to the last sentence of this Section 23.7, Landlord and Tenant hereby waive any rights of subrogation each may have against the other on account of any loss or damage that is caused or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by a property insurance policy equivalent to “all risk” or “special form” policies, regardless of whether such loss or damage is due to the negligence of Landlord or Tenant or of their respective agents, employees, subtenants, contractors, assignees, invitees or any other cause. Each party shall obtain from their respective property insurance companies a waiver of any right of subrogation that such insurance company may have against Landlord or Tenant, as the case may be. If such property insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such property insurance shall immediately notify the other party of that fact. Notwithstanding anything in this Section 23.7, the foregoing release and waiver shall not apply to any loss or damage that is caused or results from a party’s negligence or willful misconduct.
23.8.Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Project.
23.9.Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.

23.10.The provisions of this Article shall survive the expiration or earlier termination of this Lease.
24.Damage or Destruction.
24.1.In the event of a partial destruction of (a) the Premises, (b) the Building, (c) the Common Area or (d) the Project ((a)-(d) collectively, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (w) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, (x) Landlord shall receive insurance proceeds from its insurer or Lender sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense), (y) the repair, reconstruction or restoration of the Affected Areas is permitted by all applicable Loan Documents or otherwise consented to by any and all Lenders whose consent is required thereunder and (z) such casualty was not intentionally caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.
24.2.In the event of any damage to or destruction of the Building or the Project other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair, reconstruct and restore the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction. In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) in Landlord’s determination as set forth in the Damage Repair Estimate (as defined below), the Affected Areas cannot be repaired, reconstructed or restored within twelve (12) months after the date of the Damage Repair Estimate, (b) subject to Section 24.6, the Affected Areas are not actually repaired, reconstructed and restored within eighteen (18) months after the date of the Damage Repair Estimate, or (c) the damage and destruction occurs within the last twelve (12) months of the then-current Term, then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 24.2(a) and (c), no later than fifteen (15) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), no later than fifteen (15) days after such twelve (12) month period (as the same may be extended pursuant to Section 24.6) expires. If Tenant provides Landlord with a Termination Notice pursuant to Subsection 24.2(z), Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration. If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease by giving Landlord written notice within two (2) business days after the expiration of such thirty (30) day period. If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect.

24.3.As soon as reasonably practicable, but in any event within sixty (60) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings. Additionally, Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.
24.4.Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.
24.5.In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately from the date of the casualty based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the amount of Rent that is received by Tenant as part of the business interruption or loss of rental income with respect to the Premises from the proceeds of business interruption or loss of rental income insurance.
24.6.Notwithstanding anything to the contrary contained in this Article, (a) Landlord shall not be required to repair, reconstruct or restore any damage or destruction to the extent that Landlord is prohibited from doing so by any applicable Loan Document or any Lender whose consent is required thereunder withholds its consent, and (b) should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure or delays caused by a Lender or Tenant Party, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repairs, reconstruction and restoration. In the event Landlord elects not to complete such repair, reconstruction or restoration due to such Force Majeure, or in the event Lender does not consent to Landlord’s use of the insurance proceeds for such repairs, reconstruction or restoration and Landlord elects not to complete such repairs, reconstruction or restoration, then this Lease shall automatically terminate except with respect to those provisions which survive such termination. For purposes of clarity, an extension of any such repair, reconstruction or restoration due to Force Majeure shall not trigger the foregoing termination provision unless Landlord has notified Tenant in writing that it is electing not to complete such repair, reconstruction or restoration on account of such Force Majeure.

24.7.If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided as of the Term Commencement Date and (b) the Common Area portion of the Affected Areas. The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Premises, the Building and the Project.
24.8.Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term or any extension thereof, or to the extent that insurance proceeds are not available therefor.
24.9.Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas, and shall be conditioned upon Landlord receiving any permits or authorizations required by Applicable Laws. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.
24.10.This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.
25.Eminent Domain.
25.1.In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2.In the event of a partial taking of (a) the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (a) items occurring prior to the taking and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.
25.3.Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.
25.4.If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant. Notwithstanding anything to the contrary contained in this Article, Landlord shall not be required to restore the Affected Areas to the extent that Landlord is prohibited from doing so by any applicable Loan Document or any Lender whose consent is required thereunder withholds its consent.
25.5.This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any taking. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.
26.Surrender.
26.1.At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party Certified Industrial Hygienist, CIH, with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.
26.2.No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.
26.3.The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.
26.4.The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.
27.Holding Over.
27.1.If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Adjusted Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.
27.2.Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) if such holdover persists after the earlier of (i) thirty (30) days after the expiration or earlier termination of the Term and (ii) the date Landlord notifies Tenant that Landlord has procured a tenant that is ready, willing and able to sign a lease for the Premises (or a portion thereof), Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).
27.3.Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4.The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.
27.5.The provisions of this Article shall survive the expiration or earlier termination of this Lease.
28.Indemnification and Exculpation.
28.1.Tenant agrees to Indemnify the Landlord Indemnitees from and against any and all Claims of any kind or nature, real or alleged, arising from (a) injury to or death of any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project, arising directly or indirectly out of (i) the presence at or use or occupancy of the Premises or Project by a Tenant Party or (ii) an act or omission on the part of any Tenant Party, (b) a breach or default by Tenant in the performance of any of its obligations hereunder or (c) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or Project, including liability under any dram shop law, host liquor law or similar Applicable Law, except to the extent arising directly from Landlord’s negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. Subject to Sections 23.6 and 28.2, and any subrogation provisions contained in the Work Letter, Landlord agrees to Indemnify the Tenant Parties from and against any and all Claims arising from injury to or death of any person or damage to or loss of any physical property occurring within or about the Premises, the Building, the Property or the Project to the extent arising directly from Landlord’s gross negligence or willful misconduct.
28.2.Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses arising from fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise provided herein (including Section 27.2), (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 21 or Section 26.1, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising from this Lease, including lost profits (provided that this Subsection 28.2(z) shall not limit Tenant’s liability for Base Rent or Additional Rent pursuant to this Lease).

28.3.Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.
28.4.Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses arising from criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.
28.5.The provisions of this Article shall survive the expiration or earlier termination of this Lease.
29.Assignment or Subletting.
29.1.Except as hereinafter expressly permitted, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring its interest in this Lease or subletting all or a portion of the Premises, (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange), or (c) the sale of all or substantially all of its assets. For purposes of the preceding sentence, “control” means (f) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (g) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord’s prior written consent, Tenant’s interest in this Lease or the Premises or any part thereof to (i) any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant (“Tenant’s Affiliate”), (ii) any person or entity with which Tenant is merged or to which all or substantially all of Tenant’s assets or all or substantially all of the ownership interests in Tenant are sold, or (iii) any person or entity which is a successor-in-interest to Tenant by way of spin-off or consolidation; provided that Tenant shall notify Landlord in writing at least thirty (30) days prior to the effectiveness of such Transfer to the extent not prohibited by Applicable Laws or any applicable transaction documents (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer; and provided, further, that the person that will be the tenant under this Lease after the Exempt Transfer pursuant to (ii) and (iii) above has a net worth (as of both the day immediately prior to and the day immediately after the Exempt Transfer) that is equal to or greater than the net worth (as of the Term Commencement Date) of the transferring Tenant. For purposes of the immediately preceding sentence, “control” requires both (m) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (n) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Provided Landlord has comparable space to the Premises at the Building then available, Tenant shall not perform a Transfer (other than an Exempt Transfer) to or with an entity that is a tenant at the Project or that is then in active discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project or a property in Cambridge, Massachusetts owned by Landlord or an affiliate of Landlord.
29.2.In the event Tenant desires to effect a Transfer (other than an Exempt Transfer), then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; the most recent unconsolidated financial statements of Tenant and of the proposed transferee, assignee or sublessee satisfying the requirements of Section 40.2 (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; copies of Hazardous Materials Documents for the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.
29.3.Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to such factors as Landlord reasonably deems material, including (a) the financial strength of Tenant and of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 29.7 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer if any applicable Loan Document prohibits such assignment or any Lender whose consent is required thereunder withholds its consent, or if the Transfer is to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code. Notwithstanding anything in this Lease to the contrary, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) Tenant or any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).
29.4.The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:
(a)Tenant shall remain fully liable under this Lease. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;
(b)If Tenant or the proposed transferee, assignee or sublessee does not or cannot deliver the Required Financials, then Landlord may elect to have either Tenant’s ultimate parent company or the proposed transferee’s, assignee’s or sublessee’s ultimate parent company provide a guaranty of the applicable entity’s obligations under this Lease, in a form acceptable to Landlord, which guaranty shall be executed and delivered to Landlord by the applicable guarantor prior to the Transfer Date;
(c)In the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as an Exempt Transfer;
(d)Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer. Such evidence shall include evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;
(e)Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable third party out of pocket attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request, up to a maximum amount of $5,000;
(f)Except with respect to an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for all reasonable and customary transaction costs including, but not limited to, any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;
(g)The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;
(h)Landlord’s consent to any such Transfer (other than an Exempt Transfer, which does not require Landlord’s consent) shall be effected on Landlord’s forms;
(i)Tenant shall not then be in default of any monetary obligation or any material non-monetary obligation hereunder in any respect;
(j)Such proposed transferee, assignee or sublessee’s use of the Premises shall be limited to the Permitted Use;
(k)Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;
(l)Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;
(m)Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent or refuse consent to any later Transfer;
(n)Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and
(o)Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5.Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article (a) shall be voidable by Landlord (b) shall constitute a Default if not cured within five (5) business days, and (c) if not cured within the five (5) business day cure period provided in clause (b) of this Section 29.5, Landlord, at its option, may terminate this Lease, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof.
29.6.Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.
29.7.If Tenant delivers to Landlord (a) a Transfer Notice indicating a desire to assign this Lease to a proposed transferee (excluding any assignment constituting an Exempt Transfer), or (b) a notice indicating Tenant’s intention to enter into a sublease or license agreement that would, in the aggregate with all other then-current subleases and licenses, cause more than fifty percent (50%) of the Rentable Area of the Premises to be licensed or subleased (excluding any subleases and licenses that constitute Exempt Transfers), or commence marketing the Premises or a portion thereof in connection with such a sublease or license (an “Intent to Sublease Notice”), then Landlord shall have the option, exercisable by giving notice to Tenant within thirty (30) days after Landlord’s receipt of the Transfer Notice or Intent to Sublease Notice, as applicable, to terminate this Lease (i) as of the date specified in the Transfer Notice as the Transfer Date (with respect to subsection (a) hereof), or (ii) on the fifth (5th) day following the date of Landlord’s notice (with respect to subsection (b) hereof), except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice or Intent to Sublease Notice, as applicable, by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice or Intent to Sublease Notice, as applicable, as provided in this Section, this Lease shall continue in full force and effect. Tenant’s Intent to Sublease Notice shall include the proposed square footage, rental rate and term for the sublease or license. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.
29.8.If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

29.9.In the event that Tenant enters into a sublease for the entire Premises in accordance with this Article that expires within two (2) days of the Term Expiration Date, the term expiration date of such sublease shall, notwithstanding anything in this Lease, the sublease or any consent to the sublease to the contrary, be deemed to be the date that is two (2) days prior to the Term Expiration Date.
30.Subordination and Attornment.
30.1.This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.
30.2.Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any Lender so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, it shall be a default hereunder, subject to applicable notice and cure periods. Landlord shall use commercially reasonable efforts to obtain a subordination and attornment agreement (“SNDA”) from any Mortgagee on such Mortgagee’s customary form, and Landlord shall use reasonable efforts to have such form modified by Tenant’s commercially reasonable comments. For the avoidance of doubt, “Lenders” shall also include historic tax credit investors and new market tax credit investors.
30.3.Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any reasonable Lease amendments not materially altering the terms of this Lease or materially increasing any obligations of Tenant hereunder, if required by a Lender incident to the financing of the real property of which the Premises constitute a part.
30.4.In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.
31.Defaults and Remedies.
31.1.Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) business days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of six percent (6%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws; provided, however, Tenant shall not be assessed the late charge or interest on the first three (3) late payments in the initial Term. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.
31.2.No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.
31.3.If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.
31.4.The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:
(a)Tenant abandons the Premises (it being understood and agreed that vacancy of the Premises shall not be construed as abandonment so long as all of Tenant’s other obligations under this Lease, including payment of Rent and all other sums owing to Landlord, continue to be timely performed and, additionally, reasonable measures are taken by Tenant to manage the vacant space);
(b)Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;
(c)Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 31.4(a)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion; and provided, further, that such cure is completed no later than sixty (60) days after Tenant’s receipt of written notice from Landlord;
(d)Tenant makes an assignment for the benefit of creditors;
(e)A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;
(f)Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;
(g)Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;
(h)Tenant fails to deliver an estoppel certificate in accordance with Article 20, and such failure persists for ten (10) days after Landlord delivers written notice of such failure to Tenant; or
(i)Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.
Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.
31.5.In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a)Halt any Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;
(b)Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and
(c)Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including the sum of:
(i)The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus
(ii)The costs of restoring the Premises to the condition required under the terms of this Lease; plus
(iii)An amount (the “Election Amount”) equal to either (A) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point (the “Discount Rate”) or (B) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.
As used in Section 31.6(c)(i), “worth at the time of award” shall be computed by allowing interest at the Default Rate.

31.6.In addition to any other remedies available to Landlord at law or in equity and under this Lease (other than Section 31.6(c)(i)), Landlord may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:
(a)Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or
(b)The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.
Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.
31.7.If Landlord does not elect to terminate this Lease as provided in Section 31.6, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.
31.8.In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:
(a)First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;
(b)Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;
(c)Third, to the payment of Rent and other charges due and unpaid hereunder; and
(d)Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.
31.9.All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant, except as required by Applicable Laws. Any such obligation imposed by Applicable Laws upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Project in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord. Landlord shall not be obligated to relet the Premises to (y) any Tenant’s Affiliate or (z) any party (i) unacceptable to a Lender, (ii) that requires Landlord to make improvements to or re-demise the Premises, (iii) that desires to change the Permitted Use, (iv) that desires to lease the Premises for more or less than the remaining Term or (v) to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.
31.10.Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.
31.11.To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.
31.12.Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.
31.13.In the event of any default by Landlord, Tenant shall give notice by registered or certified mail or overnight delivery with a reputable overnight delivery service to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the

Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request (which may be by email so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Section 39(a) or (b)) by Tenant, the names and addresses of all such persons who are to receive such notices and any updates thereto throughout the Term of this Lease.
32.Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:
32.1.Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;
32.2.A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;
32.3.A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or
32.4.The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33.Brokers.
33.1.Each party represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than CBRE/New England (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.
33.2.Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.
33.3.Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.
33.4.Tenant agrees to Indemnify the Landlord Indemnitees from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.
33.5.Landlord agrees to Indemnify the Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employees or engaged by Landlord or claiming to have been employed or engaged by Landlord.
34.Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent; provided, however, Landlord shall notify Tenant of any such transfer and include contact information and payment information for such transferee. Subject to the provisions of Article 11 hereof, Tenant shall not be liable, nor shall Tenant be deemed in default, for any Rent or Security Deposit paid to Landlord and not transferred or credited to Landlord’s transferee.
35.Limitation of Liability.

35.1.If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.
35.2.Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.
35.3.Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.
36.Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:
36.1.Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Agreement as Tenant; and
36.2.The term “Tenant,” as used in this Lease, shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.
37.Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all

Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.
38.Confidentiality. Tenant shall keep the terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or the contents of any documents, reports, surveys or evaluations related to the Project or any portion thereof (including any decommissioning report provided to or prepared by Tenant or at Tenant’s direction) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document or other document referenced in Subsection 38(a)). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws (including any filings required to be made with the Securities and Exchange Commission) or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers, lenders, potential lenders, investors, potential investors and other bona fide consultants or advisers (with respect to this Lease only) or to actual or potential investors or business partners; provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section. Landlord agrees that a breach of such confidentiality may cause Tenant harm for which recovery of damages would be an inadequate remedy, and in such event, Tenant shall be entitled to seek injunctive relief.
39.Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection 39(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 39(a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given in accordance with Subsection 39(b); or (z) upon transmission, if given in accordance with Subsection 39(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10 or 2.11, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.
40.Miscellaneous.
40.1.Landlord reserves the right to change the name of the Building or the Project in its sole discretion.
40.2.To induce Landlord to enter into this Lease, Tenant agrees that it shall furnish to Landlord, from time to time, within ten (10) business days after receipt of Landlord’s written request, the most recent year-end unconsolidated financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section. If Tenant fails to deliver to Landlord any financial statement within the time period required under this Section, then Tenant shall be required to pay to Landlord an administrative fee equal to Five Hundred Dollars ($500) within five (5) business days after receiving written notice from Landlord advising Tenant of such failure (provided, however, that Landlord’s acceptance of such fee shall not prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity). The provisions of this Section shall not apply at any time while Tenant is a corporation whose shares are traded on any nationally recognized stock exchange.
40.3.Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.
40.4.The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.
40.5.Upon the request of either Landlord or Tenant, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a

Notice of Lease under Massachusetts law. All costs of preparing and recording such notice shall be borne by the requesting party. Within ten (10) days after receipt of written request from Landlord after the expiration or earlier termination of this Lease, Tenant shall execute a termination of any Notice of Lease recorded with respect hereto. Neither party shall record this Lease.
40.6.Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. The word “business day” means a calendar day other than any national or local holiday on which federal government agencies in the County of Middlesex are closed for business, or any weekend. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
40.7.Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising from or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed). In addition, Landlord shall, upon demand, be entitled to all reasonable attorneys’ fees and all other reasonable out-of-pocket costs incurred in the preparation and service of any notice or demand hereunder, regardless of whether a legal action is subsequently commenced, or incurred in connection with any contested matter or other proceeding in bankruptcy court concerning this Lease.
40.8.Time is of the essence with respect to the performance of every provision of this Lease.
40.9.Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.
40.10.Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.
40.11.Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

40.12.Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.
40.13.Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.
40.14.This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.
40.15.Tenant guarantees, warrants and represents that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
40.16.This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
40.17.No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.
40.18.No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.
40.19.To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising from or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.
41.Rooftop Installation Area.
41.1.Tenant may use those portions of the Building identified as “Tenant 2B” areas on Exhibit A attached hereto (collectively, the “Rooftop Installation Area”) solely to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas, the Generator, and other equipment installed by Tenant in the Rooftop Installation Area in accordance with this Article (“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises, or such entity as may occupy the Premises as a result of an Exempt Transfer, for the Permitted Use.
41.2.Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.
41.3.Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof arising from the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment arising from any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.
41.4.If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within thirty (30) days after receipt of notice of such damage or interference

(which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).
41.5.Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Building by giving Tenant prior written notice thereof. Landlord agrees to pay the reasonable costs thereof. Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation. In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not materially interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.
42.Option to Extend Term. Tenant shall have one (1) option (the “Option”) to extend the Term by sixty (60) months as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. The extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:
42.1.Base Rent at the commencement of the Option term shall equal the greater of (a) the then-current Base Rent, and (b) the then-current fair market value for comparable office and laboratory space in the East Cambridge submarket of comparable age, quality, level of finish and proximity to amenities and public transit, and containing the systems and improvements present in the Premises as of the date that Tenant gives Landlord written notice of Tenant’s election to exercise the Option (“FMV”), and in each case shall be further increased on each annual anniversary of the Option term commencement date by then-current market escalations. Tenant may, no more than fifteen (15) months prior to the date the Term is then scheduled to expire, request Landlord’s estimate of the FMV for the Option term. Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise the Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including but not limited to (v) the size of the Premises, (w) the length of the Option term, (x) rent in comparable buildings in the relevant submarket, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (y) Tenant’s creditworthiness, and (z) the quality and location of the Building and the Project. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising the Option, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the East Cambridge laboratory/research and development leasing submarket (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the “JAMS”). The Baseball Arbitrator selected by the parties or designated by JAMS shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the East Cambridge submarket and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the Option term. If, as of the commencement date of the Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.
42.2.The Option is not assignable separate and apart from this Lease.
42.3.The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least twelve (12) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of the Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this Section.
42.4.Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option:
(a)During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or
(b)At any time after any Default as described in Article 31 of the Lease (provided, however, that, for purposes of this Section 42.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or
(c)In the event that Tenant is subleasing more than fifty percent (50%) of the Rentable Area of the Premises as of the date that (i) Tenant exercises the Option or (ii) the first day of the Option term.
42.5.The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.
42.6.All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of such Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, or (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:

BMR-ROGERS STREET LLC, a Delaware limited liability company

By:	/s/ Colleen O'Connor
Name:	Colleen O'Connor
Title:	Vice President, East Coast

TENANT:

KRONOS BIO, INC., a Delaware corporation

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:

BMR-ROGERS STREET LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

KRONOS BIO, INC., a Delaware corporation
DocuSigned by:
By:	/s/ Christopher M. Wilfong
Name:	Christopher M. Wilfong
Title:	Chief Operating Officer

EXHIBIT A
PREMISES
[See attached]
A-1

Legend

Tenant Premises

BioMed Realty

PFBCDA
Consulting | Design | Advising

Premises Plan - Tenant 2B

301 Binney Street

Cambridge, Massachusetts

Lower Parking

3 February 2020

Legend

Tenant Premises

BioMed Realty

PFBCDA
Consulting | Design | Advising

Premises Plan - Tenant 2B

301 Binney Street
Cambridge, Massachusetts

Upper Parking
3 February 2020

LOADING DOCK
BUILDING ELECTRICAL
BUILDING ELECTRICAL
FITNESS CENTER
EAST LOBBY
SUPPLY AIR SHAFT
SUPPLY AIR SHAFT
TENANT 2A MECHANICAL
BLDG COMMON MECHANICAL
TENANT 1A MECHANICAL
TENANT 1C MECHANICAL
COMM TEL WEST
TENANT 1A
TENANT 1C
TENANT 2A
KENDALL CROSSING

Legend

Tenant Premises

BioMed Realty

PFBCDA
Consulting | Design | Advising

Premises Plan - Tenant 2B
301 Binney Street
Cambridge, Massachusetts
1st Floor
3 February 2020

TENANT 2A
TENANT 2B
SHARED SERVICE LOBBY & CORRIDORS
PLUMBING
TENANT 2A
TENANT 2B
KENDALL CROSSING
Legend
Tenant Premises

BioMed Realty

PFBCDA
Consulting | Design | Advising

Premises Plan - Tenant 2B
301 Binney Street
Cambridge, Massachusetts

2nd Floor
3 February 2020

TENANT 3A
TENANT 3B
TENANT 3A
TENANT 3B
PLUMBING
KENDALL CROSSING

Legend

Tenant Premises

BioMed Realty

PFBCDA
Consulting | Design | Advising

Premises Plan - Tenant 2B
301 Binney Street
Cambridge, Massachusetts
3rd Floor
3 February 2020

TENANT 4A
TENANT 4B
TENANT 4A
TENANT 4B

Legend

Tenant Premises

BioMed Realty

PFBCDA
Consulting | Design | Advising

Premises Plan - Tenant 2B
301 Binney Street
Cambridge, Massachusetts
4th Floor
3 February 2020

TENANT 5
TENANT 2B SHARE OF SHAFT E8
TENANT 2B SHAFT
WEST CORE
TEN. ELEC. WEST
TEN. TEL. WEST
SUPPLY AIR SHAFT
TENANT 5 WEST MECHANICAL
PLUMBING
TENANT 5 EAST MECHANICAL
SUPPLY AIR SHAFT
TEN. ELEC. EAST
TEN. TEL. EAST
EAST CORE
KENDALL CROSSING
TENANT 2B SHAFT
TENANT 2B SHARE OF SHAFT C12
TENANT 5

Legend

Tenant Premises

BioMed Realty

PFBCDA Consulting · Design · Advising

Premises Plan - Tenant 2B

301 Binney Street | 5th Floor

Cambridge, Massachusetts | 3 February 2020

BUILDING CHILLERS
BUILDING BOILERS & PUMPS
BUILDING CHILLERS
AIR SHAFT
TENANT 5 MECHANICAL
TENANT 2A MECHANICAL
BUILDING EMERGENCY GENERATOR
AIR SHAFT
TENANT 2B GENERATOR AREA

Legend

Tenant Premises

Note: Tenant roof areas are shown to indicate tenant assignment only and are not included in tenants' premises or rentable area.

BioMed Realty

PFBCDA Consulting | Design | Advising

Premises Plan - Tenant 2B
301 Binney Street
Cambridge, Massachusetts

Penthouse
3 February 2020

EXHIBIT A-1
PROPERTY
Parcel One:
A certain parcel of land situated in Cambridge, in Middlesex County and Commonwealth of Massachusetts, bounded and described as follows:

NORTHWESTERLY:	on Binney Street two hundred (200) feet, thence turning at right angles and running;

NORTHEASTERLY:	along land shown on the plan hereinafter mentioned as belonging to Associates Transport, Inc., two hundred (200) feet to a point on the private way shown as Rogers Street on the plan hereinafter mentioned; thence turning at right angles and running;

SOUTHEASTERLY:	on Rogers Street two hundred (200) feet to a point on Sixth

Street; thence turning at right angles and running;

SOUTHEASTERLY:	on Sixth Street two hundred (200) feet to the point of beginning.
Containing 40,000 square feet and being the parcel of land shown on the plan entitled “Plan of Land in Cambridge, Mass.” dated August 8, 1945. William S. Crocker, C. E., said plan being duly recorded with Middlesex South Registry District Deeds, Book 6893, Page 509; and also being the parcel of land shown on a plan of land entitled “Plan of Land in Cambridge, Mass. Property of Industrial Stainless Steel Inc.” dated October 21, 1960, Schofield Brothers, Reg. Land Surveyors, said plan being duly recorded with Middlesex South Registry of Deeds as Plan Number 1664 of 1960 at Book 9706, Page End.
Parcel Two:
A certain parcel of land with the buildings thereon situated in said Cambridge, bounded and described as follows:

NORTHERLY:	by Rogers Street, three-hundred thirty-five and 27/100 (335.27) feet;

EASTERLY:	by land now or formerly of Harry J. Dowd, two hundred and no/100 (200) feet;

SOUTHERLY:	by Binney Street;

WESTERLY:	by Fulkerson Street.
A-1-1

WESTERLY:	by Fulkerson Street.
Parcels One and Two together comprise all of Lots A, B, C and D as shown on a plan of Land entitled “Plan Showing Sub-division of land in Cambridge, Massachusetts,” dated July 29, 1940, Wm. H. McGinness C. E., said plan being duly recorded with the Middlesex South Registry of Deeds as Plan Number 1052 of 1940, at Book 6445, Page 394.

EXHIBIT A-2
PLAN OF OFFICE/LAB ZONES

LAB ZONE
OFFICE ZONE
GENERAL NOTES
LEVEL 2 - OVERALL FLOOR PLAN
Kronos Bio
A-100

EXHIBIT A-3
DEMISING ITEMS
[See attached]

ExhibitA-3

Category	Item	Comments
Electrical	Normal Power	All normal power has been separated so that the Adjacent Premises are exclusively fed from panels located in the Adjacent Premises and the Premises are exclusively fed from panels located in the Premises. All electrical metering is done at the utility meter. All Premises electrical equipment (VFDs, Disconnects, Panels, Transformers) located in the Adjacent Premises have been relocated to the Premises. Premises tenant will need to set up a new account with the utility. VFD's addressed below and on Exhibit A-4.

Electrical	Standby Power	All Premises equipment have been disconnected from the Adjacent Premises from the standby panels. VFD's addressed below and on Exhibit A-4.

Electrical	Lighting Controls	All lighting has been separated so that the Premises are exclusively served by lighting control panels located in the Premises.

Electrical	Electric Sub-Meter	Electrical sub meters are not required. All electrical metering is done at the utility meter. All normal power has been separated so that the the Premises are exclusively fed from panels served by the Premises.

Plumbing	Domestic Water	Non-domestic water piping mains to the Premises have been cut and capped. Premises will be responsible for providing their own systems and piping layout.
Plumbing	Tempered Water	Tempered water piping mains to the Premises have been cut and capped. Premises will be responsible for providing their own systems and piping layout.
Plumbing	RODI	RODI loop serving the Premises have been cut and capped, and all RO faucets have been marked as "Disconnected". Premises will be responsible for providing their own systems and piping layout.
Plumbing	Lab Waste	Lab waste drains serving the Premises have been cut and capped. Premises will be responsible for providing their own systems and piping layout. Adjacent Premises are served by pH system located in the 1st floor mechanical room.

Category	Item	Comments
Fire Protection	Sprinkler	The sprinkler system has not been demised between the Adjacent Premises and Premises. The wet sprinkler system distribution for the second floor consists of 4" main piping runs, with a tree system layout of 1-1/2" branch piping to the sprinkler heads. As each half of the floor is served by existing flow control valve stations at the two stairways, the Adjacent Premises will not require a dedicated flow control valve station for the portion of the sprinkler system serving their spaces. See Exhibit A-4.

HVAC	Supply Air	No additional metering should be required. Supply duct has been demised so Premises are exclusively served by AHU-2.5, 2.6, 2.7, 2.8.
HVAC	Exhaust Air	All exhaust has been separated so that the Premises are exclusively served by exhaust fans located in the Premises.
HVAC	Chilled Water and Backup Chilled Water	Backup chilled water serving the Premises has been cut and capped. Chilled water serving the Premises is located within the Premises, subject to work required in mezzanine area shown on Exhibit A-4, #4.

HVAC	Re-heat Hot Water	Hot water re-heat serving the Premises is provided from the Premises mechanical room Mechanical Room East 2071, subject to Exhibit A-4, #4.
BMS	Dedicated Panel	The BMS has been separated so that the Adjacent Premises are exclusively fed from panels served by the Adjacent Premises and the Premises are exclusively fed from panels served by the Premises.

IT	IT Wiring	All Tel/data wiring has been removed from Premises
IT	IT Closet	All Tel/Data equipment has been removed from IT closet
Fiber	Fiber Service	Service has been disconnected; fiber remaining in base building tel/data room
Security	Card readers/cameras	Card reader access and cameras have been removed
Phoenix Controls	Dedicated Panel	The Phoenix Controls need to be separated so that the Adjacent Premises are exclusively fed from panels and server served by the Adjacent Premises and the Premises are exclusively fed from panels server served by the Premises. See Exhibit A-4, #1

Category	Item	Comments
LEF VFDs, BMS Controls, & Electric	Penthouse	The VFDs, associated BMS controls, and associated electric are currently located within the 103 SF Penthouse Cyclerion premises and eventually need to be relocated with the 334SF Penthouse Kronos premises. See Exhibit A-4, #2

EXHIBIT A-4
REMAINING DEMISING WORK
1.Phoenix Controller. Prior Tenant has agreed not to demise or disconnect the existing Phoenix controller from the Adjacent Premises until the earlier of (i) the date Tenant has purchased and installed a new Phoenix controller for the Premises or (ii) ninety (90) days after the Execution Date (the “Controller Disconnection Date”). Following the Controller Disconnection Date, Tenant has agreed to pay for the removal of all wires within the Premises connected to the old Phoenix controller (which work shall be performed by Tenant). Prior Tenant has agreed to reimburse any actual, documented, out-of-pocket costs owed to Tenant within thirty (30) days of receipt of an invoice therefor. For the avoidance of doubt, in the event Tenant fails to make the required determination and installation within ninety (90) days, Prior Tenant shall have no further obligations to Landlord or Tenant.
2.Variable Frequency Drives (VFDs). The VFDs, associated BMS controls, and associated electrical wiring related to the Premises (collectively, the “VFD Equipment”) are currently located within the Adjacent Premises and will eventually need to be relocated to the mechanical penthouse within the Premises. Prior Tenant has agreed to leave the VFD Equipment online and operational until Tenant has determined where to relocate the VFD Equipment. Tenant shall make such determination and install all associated wiring and equipment necessary to connect the VFD Equipment to the Premises within ninety (90) days after the Execution Date. Within ten (10) days of such determination by Tenant, Prior Tenant has agreed to disconnect and relinquish to Tenant the VFD Equipment. Tenant shall be responsible at its sole cost for the relocation of the VFD Equipment to the new location determined by Tenant. For the avoidance of doubt, in the event Tenant fails to make the required determination and installations within ninety (90) days, Prior Tenant shall have no further obligations to Landlord or Tenant.
3.Mezzanine Space. Tenant shall install chilled water and hot water piping on the mezzanine floor so that the fan coil units in the Premises are exclusively fed from the Premises utiliites.

EXHIBIT B
WORK LETTER
This Work Letter (this “Work Letter”) is made and entered into as of the 28th day of February, 2020, by and between BMR-Rogers Street LLC, a Delaware limited liability company (“Landlord”), and Kronos Bio, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of February 28, 2020 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 301 Binney Street in Cambridge, Massachusetts. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.
1.General Requirements.
1.1Authorized Representatives.
(a)Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Joe Imparato as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.
(b)Tenant designates Shana Mendozza (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.
1.2Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”). Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the Tenant Improvements. The Schedule shall clearly identify all activities requiring Landlord participation, including specific dates and time periods when Tenant’s contractor will require access to areas of the Project outside of the Premises. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.
1.3Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Landlord may refuse to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in tenant-occupied lab areas. All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the Tenant Improvements to Landlord at any time. Notwithstanding anything to the contrary contained herein, Landlord hereby approves Tenant’s use of PIDC Construction and The Richmond Group USA, as possible general contractors for the Tenant Improvements; and any of the following as architects for the Tenant Improvements (i) Lab Architect Group, (ii) Perkins + Will, (iii) Jacobs, (iv) R E Dinneen Architects & Planners, Inc., and (v) Gensler.
2.Tenant Improvements. All Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter. To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the TI Allowance. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building Standard. Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. All Tenant Improvements shall be performed in accordance with Article 17 of the Lease; provided that, notwithstanding anything in the Lease or this Work Letter to the contrary, in the event of a conflict between this Work Letter and Article 17 of the Lease, the terms of this Work Letter shall govern.
2.1Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord reasonably objects to the Draft Schematic Plans, then Landlord must provide Tenant, with reasonable specificity, notification of such objections, and Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”
2.2Construction Plans. Tenant shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. All such Construction Plans shall be submitted by Tenant to Landlord in electronic .pdf, CADD and full-size hard copy formats, and shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing, with reasonable specificity, of its objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”
2.3Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.
(a)Change Request. Either Landlord or Tenant may request Changes after Landlord approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.
(b)Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that no such approval by Landlord shall be required for any Change that is not material and is cosmetic in nature, and that does not affect the base Building mechanical, electrical, or plumbing systems or any other base Building systems and does not require any submission of any plans or any other documents to the City of Cambridge Inspectional Services Department. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.
2.4Preparation of Estimates. Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate of such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request.
2.5Quality Control Program; Coordination. Tenant shall provide Landlord with information regarding the following (together, the “QCP”): (a) Tenant’s general contractor’s quality control program and (b) evidence of subsequent monitoring and action plans. The QCP shall be subject to Landlord’s reasonable review and approval and shall specifically address the Tenant Improvements. Tenant shall ensure that the QCP is regularly implemented on a scheduled basis and shall provide Landlord with reasonable prior notice and access to attend all inspections and meetings between Tenant and its general contractor. At the conclusion of the Tenant Improvements, Tenant shall deliver the quality control log to Landlord, which shall include all records of quality control meetings and testing and of inspections held in the field, including inspections relating to concrete, steel roofing, piping pressure testing and system commissioning.
3.Completion of Tenant Improvements. Tenant, at its sole cost and expense (except for the TI Allowance), shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (u) evidence satisfactory to Landlord that (i) all Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws, and a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor, together with a statutory notice of substantial completion from the general contractor), (ii) all Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Tenant Improvements are outstanding, (u) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises (including a certificate of occupancy (or its substantial equivalent) for the Premises for the Permitted Use), (v) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (w) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans, (x) complete “as built” drawing print sets, project specifications and shop drawings and electronic CADD files on disc (showing the Tenant Improvements as an overlay on the Building “as built” plans (provided that Landlord provides the Building “as-built” plans provided to Tenant) of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements, and (y) a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems (which report Landlord may hire a licensed, qualified commissioning agent to peer review, and whose reasonable recommendations Tenant’s commissioning agent shall perform and incorporate into a revised report) and (z) such other “close out” materials as Landlord reasonably requests consistent with Landlord’s own requirements for its contractors, such as copies of manufacturers’ warranties, operation and maintenance manuals and the like.
4.Insurance. Tenant shall maintain insurance as required on Exhibit B-1 attached to the Lease.
5.Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property arising from any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements. Tenant agrees to Indemnify the Landlord Indemnitees from and against all Claims due to, because of or arising from any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to Indemnify Landlord from or against liability to the extent arising directly from Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6.TI Allowance.
6.1Application of TI Allowance. Landlord shall contribute, in the following order, the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.
6.2Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”). Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Tenant Improvements that is proposed by Tenant.
6.3Fund Requests. Upon submission by Tenant to Landlord as of or prior to the TI Deadline of (a) a statement (a “Fund Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the TI Allowance then being requested, (d) in a form acceptable to Landlord and complying with Applicable Laws and (e) except with respect to the final Fund Request, conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the Tenant Improvements performed that correspond to the Fund Request each in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to (as elected by Landlord) the applicable contractors, subcontractors and material suppliers or Tenant (for reimbursement for payments made by Tenant to such contractors, subcontractors or material suppliers either prior to Landlord’s approval of the Approved TI Budget or as a result of Tenant’s decision to pay for the Tenant Improvements itself and later seek reimbursement from Landlord in the form of one lump sum payment in accordance with the Lease and this Work Letter), the amount of Tenant Improvement costs set forth in such Fund Request or Landlord’s pari passu share thereof if Excess TI Costs exist based on the Approved Budget; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Tenant Improvements is approved in accordance with Section 6.2, and any Fund Request under this Section shall be submitted as of or prior to the TI Deadline and shall be subject to the payment limits set forth in Section 6.2 above and Article 4 of the Lease. Notwithstanding anything in this Section to the contrary, Tenant shall not submit a Fund Request after the TI Deadline or more often than every thirty (30) days. Any additional Fund Requests submitted by Tenant after the TI Deadline or more often than every thirty (30) days shall be void and of no force or effect. Within ten (10) days after Tenant’s receipt of payment in full or confirmation of payment in full, as applicable, in connection with the final Fund Request, Tenant shall deliver to Landlord an unconditional waiver and release of lien upon payment from the general contractor and each subcontractor and material supplier complying with Applicable Laws and in a form acceptable to Landlord.
6.4Accrual Information. In addition to the other requirements of this Section 6, Tenant shall, no later than the second (2nd) business day of each month until the Tenant Improvements are complete, provide Landlord with an estimate of (a) the percentage of design and other soft cost work that has been completed, (b) design and other soft costs spent through the end of the previous month, both from commencement of the Tenant Improvements and solely for the previous month, (c) the percentage of construction and other hard cost work that has been completed, (d) construction and other hard costs spent through the end of the previous month, both from commencement of the Tenant Improvements and solely for the previous month, and (e) the date of Substantial Completion of the Tenant Improvements.
7.Miscellaneous.
7.1Incorporation of Lease Provisions. Sections 40.6 through 40.19 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.
7.2General. Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as a sealed Massachusetts instrument to be effective on the date first above written.

LANDLORD:

BMR-ROGERS STREET LLC, a Delaware limited liability company

By:	/s/ Colleen O'Connor
Name:	Colleen O'Connor
Title:	Vice President, East Coast

TENANT:

KRONOS BIO, INC., a Delaware corporation

By:
Name:
Title:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as a sealed Massachusetts instrument to be effective on the date first above written.

LANDLORD:

BMR-ROGERS STREET LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

KRONOS BIO, INC., a Delaware corporation
DocuSigned by:
By:	/s/ Christopher M. Wilfong
Name:	Christopher M. Wilfong
Title:	Chief Operating Officer

EXHIBIT B-1
TENANT WORK INSURANCE SCHEDULE
Tenant shall be responsible for requiring all of Tenant contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant contractors or by any person directly or indirectly employed by Tenant or any Tenant contractors, or by any person for whose acts Tenant or any Tenant contractors may be liable:
1.Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.
2.Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.
3.Claims for damages because of bodily injury, or death of any person other than Tenant’s or any Tenant contractors’ employees.
4.Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant contractors or (b) by any other person.
5.Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.
6.Claims for damages because of bodily injury or death of any person or property damage arising from the ownership, maintenance or use of any motor vehicle.
7.Tenant shall be responsible for requiring that any contractors, design professionals, consultants and other vendors of every tier hired or working directly or indirectly on Tenant’s behalf performing Tenant Work at the Premises (collectively, “Tenant Workers”) purchase and maintain such insurance as shall protect Tenant, Landlord and other Additional Insureds (as defined below) from claims that may arise out of such Tenant Work. Tenant Workers include any person directly or indirectly employed by Tenant or any Tenant Worker, or by any person for whose acts Tenant or any Tenant Worker may be liable. Tenant Workers’ commercial general liability, automobile liability, pollution liability (if applicable), umbrella or excess liability, employer’s liability, workers’ compensation, and property insurance shall be written for not less than the limits required hereunder and shall otherwise satisfy all of the other requirements of this Exhibit. Required insurance policies must remain in force until such Tenant Workers’ Tenant Work is complete, unless otherwise stipulated in this Exhibit.
B-1-1

Tenant and/or Tenant shall cause Tenant Workers to maintain the following minimum coverages and limits at its own cost and expenses:
1.Commercial General Liability. Each Tenant Worker must maintain in full force and effect Commercial General Liability insurance coverage for all premises and operations, products and completed operations under ISO Form CG 00 01 CGL or its then-current equivalent. The following per project minimum limits are required:
•$1,000,000 each occurrence;
•$1,000,000 damage to rented premises each occurrence;
•$1,000,000 personal and advertising injury;
•$2,000,000 products and completed operations aggregate; and
•$2,000,000 general aggregate.
For Tenant Workers performing construction, design or consulting Tenant Work, broad form insurance coverage is required for premises/operations (including explosion, collapse and underground coverage if the contractor’s or subcontractor’s Tenant Work involves any underground work), elevators, independent contractors and products, and blanket contractual liability. This policy must include a Designated Construction Projects General Aggregate Limit Endorsement. Endorsements issued as a combination of ISO form CG 20 10 and CG 20 37, or their then-current equivalents, are also required. Such insurance shall be in full force and effect through the later of six (6) years following acceptance of the Tenant Work by Tenant and Landlord and the date on which all applicable statutes of limitations expire. Tenant, Landlord and any other Additional Insureds shall continue to be named as Additional Insureds for the length of such period.
2.Automobile Liability: Commercial Automobile Liability insurance is required covering liability arising from the use or operation of any auto (including those owned, hired, rented, leased, borrowed, scheduled or non-owned) is required. Coverage shall be on a broad-based “occurrence” insurance policy form with a combined single limit per accident for bodily injury and property damage is required. Such coverage shall apply to all vehicles and persons, whether accessing the Project with active or passive consent, and shall have limits no less than $1,000,000 combined single limit. Such limits may be met by use of umbrella and/or excess liability insurance; provided that such coverage follows form with underlying insurance policies.
3.Pollution Legal Liability: If any contractor’s work involves handling or removal of asbestos or storing, handling, generating, or treating contaminated or Hazardous Materials (as determined by Landlord in its sole and absolute discretion), such contractor shall also carry Pollution Legal Liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage (including physical injury to or destruction of tangible property (including the resulting loss of use thereof)), clean-up costs, and the loss of use of
B-1-2

tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Coverage shall apply to both sudden and non-sudden pollution conditions, including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants; and contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Coverage shall also apply to the transportation and disposal of contaminated or Hazardous Materials. Pollution Legal Liability limits shall not be less than $1,000,000 per occurrence and $5,000,000 aggregate.
Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of Tenant Work, coverage is continuously maintained during all periods during which Tenant Work is performed, and thereafter maintained for a minimum period of three years.
4.Umbrella / Excess Liability. Each Tenant Worker must maintain in full force and effect Umbrella and/or Excess Liability insurance. Coverage shall follow form with underlying liability insurance policies or be at least as broad as underlying liability coverages. Such coverage shall not be less than $5,000,000 per occurrence; and $5,000,000 general aggregate.
5.Professional Liability. Each Tenant Worker performing design or other professional services as part of its Tenant Work must maintain in full force and effect Professional Liability Insurance. Claims-made coverage shall be permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of Tenant Work and during all periods during which Tenant Work is performed. Such insurance shall be in full force and effect through the later of six (6) years following acceptance of the Tenant Work by Tenant, Landlord and Owner and the date on which all applicable statutes of limitations expire. Tenant, Landlord, Owner and any other Additional Insureds shall continue to be named as Additional Insureds for the length of such period. Such coverage limits shall not be less than $2,000,000 per claim and $4,000,000 general aggregate
6.Workers’ Compensation Insurance. At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.
7.Property. Each Tenant Worker shall carry Property Insurance to cover its tools and equipment used on the Project.
8.Waivers of Subrogation. Any insurance provided pursuant to this Exhibit shall waive subrogation against the Landlord Parties and Tenant shall hold harmless and indemnify the Landlord Parties for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Tenant and each Tenant Worker and its insurers
B-1-3

shall provide waivers of subrogation with respect to all insurance required by the Lease, the Work Letter or this Exhibit.
9.Certificates of Insurance and Notice of Cancellation. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord. Certificates of insurance including required endorsements showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for completed operations must be maintained for the lesser of ten (10) years and the applicable statue of repose following completion of the Tenant Work, and certificates evidencing this coverage must be provided to Landlord. The minimum A.M. Best’s rating of each insurer shall be equivalent or better than “A-, VII”. The Landlord Parties shall be named as an additional insureds under Tenant contractors’ liability policies, to the extent required by the Lease, the Work Letter or this Exhibit.
10.Primary and Noncontributory. All policies shall be endorsed to provide coverage on a primary and noncontributory basis as respects Owner and all other Additional Insureds. Insurance carried by Owner and all other Additional Insureds shall be secondary and non-contributory to that carried Contractor and any Contractor Party
11.Required Severability of Interests. All required policies shall contain severability of interest clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured.
12.Failure to Comply with Insurance Requirements. If Tenant or any Tenant Workers fails to take out and maintain required insurance, Landlord may (but shall not be required to) procure such insurance on Tenant or any Tenant Workers behalf, with Landlord’s associated costs to be paid by Tenant as Additional Rent. Any costs incurred by Landlord pursuant to this Exhibit shall be reimbursed in full by Tenant.
13.Subcontractors of Any Tier. All subcontractors for Tenant contractors shall carry the same coverages and limits as specified above, unless different limits are reasonably approved by Landlord. Tenant shall incorporate insurance requirement by reference within any contract executed by Tenant and its Contractor, subcontractors of any tier, suppliers, and agents shall cause each to comply with the terms of this Agreement. Tenant shall obtain and verify accuracy in their entirety of certificates of insurance evidencing required coverage prior to permitting performance any Work or services on the property of Landlord. Tenant shall furnish original certificates of insurance with additional insured endorsements from all of its subcontractors, sub-subcontractors, suppliers, and agents as evidence thereof as Landlord may reasonably request. Notwithstanding the foregoing, Tenant shall be entitled to seek acceptance from the Landlord for using subcontractors with less than the minimum insurance requirements herein.
B-1-4

EXHIBIT C
ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE
AND TERM EXPIRATION DATE
This acknowledgement of TERM commencement date and TERM EXPIRATION DATE is entered into as of [_______], 20[__], with reference to that certain Lease (the “Lease”) dated as of [_______], 20[__], by KRONOS BIO, INC., a Delaware corporation (“Tenant”), in favor of BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.
Tenant hereby confirms the following:
1.Tenant accepted possession of the Premises for use in accordance with the Permitted Use on [_______], 20[__]. Tenant first occupied the Premises for the Permitted Use on [_______], 20[__].
2.The Premises are in good order, condition and repair.
3.The Tenant Improvements are Substantially Complete.
4.All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.
5.In accordance with the provisions of Article 4 of the Lease, the Term Commencement Date is [_______], 20[__], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [_______], 20[__].
6.The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [_______]].
7.To Tenant’s knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.
8.The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [_______], 20[__], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent

[__]/[__]/[__]-	40,514	$100.00 annually	$337,616.67	$4,051,400.00
C-1

[__]/[__]/[__]

9.The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.
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C-2

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

KRONOS BIO, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT D
FORM OF LETTER OF CREDIT
[attached]
D-2-1

IRREVOCABLE STAND BY LETTER OF CREDIT
Letter of Credit No.: TBD-TBD
Dated: February 24, 2020
BMR-Rogers Street LLC ("Beneficiary")
17190 Bernardo Center Drive
San Diego, CA 92128
Attn: Legal Department
Ladies and Gentlemen:
At the request and for the account of Kronos Bio Inc. ("Applicant"), we hereby establish in your favor our irrevocable standby letter of credit in an aggregate amount not to exceed Two Million Twenty-Five Thousand Seven Hundred and 02/100 US Dollars (US $2,025,700.02) available for payment by your draft upon presentation to us of the following:
1.This original letter of credit together with all executed written amendments hereto.
2.An original signed and dated drawing certificate from you addressed to us in the form annexed hereto as Exhibit A (after complying with all instructions in brackets contained therein).
Drawing certificates shall be drawn on us and presented via courier, mall, or nationally recognized overnight courier to us at the Letter of Credit Office (as hereinafter defined) at or before 5:00 p.m., local time of the Letter of Credit Office, on a Business Day (as hereinafter defined) occurring not later than the Expiration Date (as hereinafter defined). As used herein: "Letter of Credit Office" means our office located at 1888 Century Park East, 2nd Floor, Los Angeles, CA 90067, Attn: Business Banking; and "Business Day" means any day other than a Saturday, Sunday or other day on which the Letter of Credit Office is not open for business or on which commercial banks are authorized or required to close, or are in fact closed, under the laws of California.
All drawing certificates drawn under this letter of credit shall contain the above-referenced letter of credit number. We agree that all drawing certificates drawn on us under and in compliance with the terms of this letter of credit will be duly honored by us not later than one (1) Business Day following presentation to the letter of Credit Office. Our obligation hereunder is our individual obligation and is not contingent upon reimbursement. We will pay all drawings under this letter of Credit with our own funds and not with funds derived from Applicant or a subsidiary or affiliate thereof.
This standby letter of credit expires on February 24, 2021 (the date on which this standby letter of credit expires is referred to herein as the "Expiration Date"); however, the Expiration Date shall automatically be extended, without the necessity of any amendment to this letter of credit, to February 24th in each succeeding calendar year up to but not beyond February 28, 2031, unless you received from us written notice no later than sixty (60) days before the then existing Expiration Date that we have elected not to renew this letter of credit (the "Non-Renewal Notice"). The Non-Renewal Notice shall be sent to you by a nationally-recognized overnight courier service to the address set forth above or at such other address as you may have notified us in writing. Any Non-Renewal Notice shall be deemed received by you on the date of confirmed delivery to you or confirmed refusal by you to accept delivery.
Partial and multiple drawings under this letter of credit are permitted. If a partial drawing is made, we will promptly return the original letter of credit to Beneficiary to facilitate subsequent drawings; we at our option may note on the letter of credit the amount of such partial drawing. The amount of this letter of credit shall be automatically and permanently reduced, without amendment by the amount of each drawing paid hereunder.
This letter of credit may be reduced at the written request of the Beneficiary. Upon our receipt of each reduction certificate in the form annexed hereto as Exhibit B (after complying with all instructions in brackets contained therein.) the amount of this letter of credit shall be automatically and permanently reduced, without amendment, by the amount of the reduction requested.
This letter of credit is transferable in the full amount available for drawing hereunder at the time of such transfer and only to a single transferee. Transfer of this letter of credit by the existing Beneficiary is subject to our receipt of Beneficiary's notice of transfer in the form annexed hereto as Exhibit C (after complying with all instructions in brackets contained therein) along with the original of this letter of credit (and any amendments thereto).
Notwithstanding the foregoing, no transfer of this letter of credit may be made to a person or entity (a "transferee") who is, and we may refuse to honor any attempted transfer to any proposed transferee whom we determine to be, a specially designated national terrorist or narcotics trafficker, a blocked entity, or a person or entity with respect to which transactions are prohibited or otherwise restricted, or which is located in or a national of a country with respect to which transactions are prohibited or restricted, pursuant to the Foreign Assets Control Regulations of the United States Treasury Department.
Standard fees apply for each reduction, transfer, renewal and/or partial draw of this letter of credit (in each of the foregoing circumstances, solely to the extent expressly permitted hereby), which fees are payable by Applicant. Applicant's failure to pay such fees shall not delay or impede any of the above actions.
We may accept documents which appear on their face to be in order without responsibility for further investigation (even as regards any purported default by Applicant) regardless of any notice or information to the contrary.
This letter of credit is subject to and governed by the International Standby Practices 1998 of the International Chamber of Commerce, Publication 590 or to any subsequent version of such publication as in effect on the date hereof ("ISP98") and, as to matters not covered therein and not inconsistent therewith, the internal laws of California, including, without limitation, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

First Republic Bank

By:

Name:

Title:
2

Exhibit A to First Republic Bank
Irrevocable Standby Letter of Credit No. ________
[EXHIBIT TO BE TYPED ON BENEFICIARY'S LETTERHEAD]
IRREVOCABLE STANDBY LETTER OF CREDIT DRAWING CERTIFICATE
First Republic Bank
1888 Century Park East, 2nd Floor
Los Angeles, CA 90067
Attn: Business Banking
Re:      Irrevocable Standby Letter of Credit No. [insert Letter of Credit No.], dated [insert date], issued by First Republic Bank (the "Letter of Credit") for the account of [insert name of applicant] ("Applicant")
Ladies and Gentlemen:
The undersigned, being the beneficiary ("Beneficiary") (or a duly authorized representative thereof) of the letter of Credit, hereby:
(a)demands payment from you In the amount of [insert amount in words] US Dollars (US$[insert amount in figures]) under the Letter of Credit, and
(b)certifies to you that the amount demanded represents funds due and owing from Applicant to Beneficiary under one or more transactions and/or agreements/leases with Applicant.
Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the letter of Credit.
IN WITNESS WHEREOF, the undersigned has executed and delivered this original certificate as of [insert date].

Very truly yours,

[insert name of Beneficiary and date of this Drawing Certificate]

By:	[insert signature]

Name:	[insert name]

Title:	[insert title]

Date:	[insert date]
3

Exhibit B to First Republic Bank
Irrevocable Standby Letter of Credit No. ________
[EXHIBIT TO BE TYPED ON BENEFICIARY'S LETTERHEAD]
IRREVOCABLE STANDBY LETTER OF CREDIT REDUCTION CERTIFICATE
First Republic Bank
1888 Century Park East, 2nd Floor
Los Angeles, CA 90067
Attn: Business Banking
Re:        Irrevocable Standby Letter of Credit No. [Insert Letter of Credit No.], dated [insert date], issued by First Republic Bank (the "Letter of Credit") for the account of [Insert name of applicant] ("Applicant"), with the current amount available for drawing thereunder being [insert in words current amount available for drawing under the Letter of Credit] US Dollars (US$[insert in figures current amount available for drawing under the Letter of Credit]).
Ladies and Gentlemen:
The undersigned, being the beneficiary ("Beneficiary") (or a duly authorized representative thereof) of the Letter of Credit, hereby unconditionally and irrevocably requests that you decrease the amount available for drawing under the Letter of Credit by [Insert amount in words) US Dollars (US$[insert amount in figures]), resulting in the amount available for drawing under the Letter of Credit to be reduced to [insert in words reduced amount available for drawing under the Letter of Credit] US Dollars (US$[insert in figures reduced amount available for drawing under the Letter of Credit]).
IN WITNESS WHEREOF, the undersigned has executed and delivered this original certificate as of the [Insert date].

Very truly yours,

[insert name of Beneficiary and date of this Reduction Certificate]

By:	[insert signature]

Name:	[insert name]

Title:	[insert title]

Date:	[insert date]

Requested reduction hereby acknowledged:

FIRST REPUBLIC BANK

By:

Name:

Title:

Date:
4

Exhibit C to First Republic Bank
Irrevocable Standby Letter of Credit No. ________
[EXHIBIT TO BE TYPED ON BENEFICIARY'S LETTERHEAD]
NOTICE OF TRANSFER OF ENTIRE
IRREVOCABLE STANDBY LETTER OF CREDIT
First Republic Bank
1888 Century Park East, 2nd Floor
Los Angeles, CA 90067
Attn: Business Banking
Re:         Irrevocable Standby Letter of Credit No. [insert Letter of Credit No.], dated [insert date], issued by First Republic Bank (the "Letter of Credit") for the account of [insert name of applicant] ("Applicant")
Ladies and Gentlemen:
For value received, the undersigned, being the beneficiary ("Beneficiary") (or a duly authorized representative thereof) of the Letter of Credit, hereby irrevocably assigns and transfers all of the Beneficiary's rights under the letter of Credit, as previously and hereafter amended, supplemented and/or otherwise modified, to:
[insert full name and address of transferee]
By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have the sole rights as beneficiary under the Letter of Credit, Including sole rights relating to any amendments, whether extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the letter of Credit to the transferee without our consent or notice to us.
The original Letter of Credit is herewith returned with all amendments to this date. Please notify the transferee in such form as you deem advisable of this transfer and of the terms and conditions to this letter of Credit, including amendments as transferred.

Very truly yours,

[insert name of Beneficiary and date of this Notice of Transfer]

By:	[insert signature]
Name:	[insert name]
Title:	[insert title]
Date:	[insert date]

Requested reduction hereby acknowledged:

FIRST REPUBLIC BANK

By:
Name:
Title:
Date:
5

EXHIBIT E
RULES AND REGULATIONS
NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.
1.No Tenant Party shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.
2.Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.
3.If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.
4.Deliveries shall be made no earlier than 7 a.m. and no later than 6 p.m., and shall comply with the City of Cambridge Truck Traffic and Noise Ordinance. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project. Movement of furniture, office equipment or any other large or bulky material(s) through the Common Area shall be restricted to such hours as Landlord may designate and shall be subject to reasonable restrictions that Landlord may impose. Tenant will ensure all overhead loading dock doors are secured after receipt of any delivery. Tenant must accept all deliveries. Building personnel, security or Landlord’s third party contractors will not accept any deliveries on behalf of Tenant.
5.Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.
6.Tenant shall not use any method of HVAC other than that shown in the Tenant Improvement plans approved in writing by Landlord.
E-1

7.Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.
8.Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by any Tenant Party.
9.The loading dock shall be used for all deliveries. All persons parking at the loading dock must adhere to a thirty (30) minute limit when making deliveries. Vehicles left unattended beyond the time limit are subject to towing at the vehicle owner’s expense. Landlord shall not be responsible for damage to vehicles, businesses or personnel incurred due to parking or loading dock operations.
10.Except as otherwise permitted under the Lease, Tenant shall not mark, paint, drill into or in any way deface any part of the Building or Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted except with Landlord’s prior written consent, which Landlord shall not unreasonably withhold, or as Landlord may direct.
11.Tenant shall only discharge industrial sewage if Tenant, at its sole cost and expense, obtains all necessary permits and licenses therefor, including (without limitation) permits from State and local authorities having jurisdiction thereover.
12.Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal. Any Hazardous Materials transported through Common Area shall be held in secondary containment devices. Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its Hazardous Materials. Tenant is encouraged to participate in the waste removal and recycling program in place at the Project.
13.The Premises shall not be used for lodging or for any improper purpose. No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.
14.Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.
15.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

16.Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.
17.Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Tenant shall furnish Landlord with copies of access cards for locks to the Premises.
18.Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.
19.Tenant shall not permit any animals in the Project, other than for guide animals or for use in laboratory experiments.
20.Bicycles shall not be taken into the Building (including the elevators and stairways of the Building) except into areas designated by Landlord.
21.The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.
22.Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.
23.Smoking is prohibited at the Project, except in designated outdoor areas, if any.
24.The Project’s hours of operation are currently 24 hours a day, seven days a week.
25.Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.
26.Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction to the extent necessary and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.
27.If Tenant desires to use any portion of the Common Area for a Tenant-related event, Tenant must notify Landlord in writing at least thirty (30) days prior to such event on the form attached as Attachment 1 to this Exhibit, which use shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

Notwithstanding anything in this Lease or the completed and executed Attachment 1 to the contrary, Tenant shall be solely responsible for setting up and taking down any equipment or other materials required for the event, and shall promptly pick up any litter and report any property damage to Landlord related to the event. Any use of the Common Area pursuant to this Section shall be subject to the provisions of Article 28 of the Lease.
Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable additional rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof. Tenant agrees to abide by these Rules and Regulations and any such additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

ATTACHMENT 1 TO EXHIBIT E
REQUEST FOR USE OF COMMON AREA
REQUEST FOR USE OF COMMON AREA

Date of Request:

Landlord/Owner:

Tenant/Requestor:

Property Location:

Event Description:

Proposed Plan for Security & Cleaning:

Date of Event:

Hours of Event: (to include set-up and take down):

Location at Property (see attached map):

Number of Attendees:

Open to the Public?	[___] YES	[___] NO

Food and/or Beverages?	[___] YES	[___] NO

If YES:

•Will food be prepared on site?		[___] YES	[___] NO

•Please describe:

•Will alcohol be served?		[___] YES	[___] NO

•Please describe:
E-1-1

•Will attendees be charged for alcohol?	[___] YES	[___] NO

•Is alcohol license or permit required?	[___] YES	[___] NO

•Does caterer have alcohol license or permit:	[___] YES	[___] NO	[___] N/A

Other Amenities (tent, booths, band, food trucks, bounce house, etc.):

Other Event Details or Special Circumstances:

The undersigned certifies that the foregoing is true, accurate and complete and he/she is duly authorized to sign and submit this request on behalf of the Tenant/Requestor named above.

[INSERT NAME OF TENANT/REQUESTOR]

By:
Name:
Title:
Date:

EXHIBIT F
PTDM
(see attached)
F-1

CITY OF CAMBRIDGE • EXECUTIVE DEPARTMENT
Robert W. Healy, City Manager Richard C. Rossi, Deputy City Manager
PTDM Ordinance – AMENDMENT – FINAL DECISION
Project: 301 Binney Street - 320 Bent Street
Project Number: F-14, Amendment #3
Applicant: Rogers Street, LLC.
Contact: Daniel Winny
Address: c/o Lyme Properties, 101 Main Street, 18th Floor, Cambridge, MA 02142
Date of Application: 4/11/02
Decision Deadline: 6/10/00
Date of Issue: 5/24/02
This form indicates the FINAL decision of the Parking and Transportation Demand Management Planning Officer with respect to the PTDM plan submitted for the project listed above. Please review the enclosed attachments, which include information about ongoing monitoring and reporting relative to this project.
Decision:
☐ Approve (attachment: approval letter and copy of plan)
☑ Approve with Conditions (attachment: letter of conditions and copy of plan)
☐ Deny (attachment: reason for denial and copy of plan)

/s/ Catherine E. Preston

Catherine E. Preston, AICP
PTDM Planning Officer

795 Massachusetts Avenue, Cambridge, Massachusetts 02139 Voice: 617.349.4300 Fax: 617.349.4307 TTY: 617.349.4242 Web: www.ci.cambridge.ma.us

CITY OF CAMBRIDGE • EXECUTIVE DEPARTMENT
Robert W Healy, City Manager Richard C. Rossi, Deputy City Manager
May 24, 2002
Daniel Winny
Lyme Properties
101 Main Street, 18th Floor
Cambridge, MA 02142
Dear Mr. Winny:
The attached form indicates the final decision on the Parking and Transportation Demand Management plan for the project located at 301 Binney Street - 320 Bent Street. The final decision is an approval with conditions reflecting changes that must be made to your plan. This letter spells out the conditions that are placed on your plan, as well as recommendations for additional TDM programs that may improve your non-SOV mode split. The last section lays out more details about implementation of the monitoring and reporting program that is required as par of your plan.
Plan Conditions
The following conditions are placed on the PTDM plan for 301 Binney Street - 320 Bent Street:
The revised plan does not address the mode split commitment, or appropriate TDM measures, for patrons of the retail and/or restaurant portions of the project. The SOV mode split commitments for non-employee trips are derived from the 1995 Nationwide Personal Transportation Survey (NPTS), adjusted for Cambridge Census Tracts. The NPTS SOV rate for restaurants nationwide is 25%. Using an adjustment factor of 0.770 (the ratio of SOV commuting rates in this Census tract to the National rates), we get a baseline restaurant patron mode split of 19% SOV. Similarly, the NPTS SOV rates for shopping trips nationwide is 46%. Using the same adjustment factor, we get a baseline retail patron mode split of 35%. Then, to both of these mode splits, we apply the standard 10% reduction, resulting in a 17% SOV mode split for restaurant patrons and a 32% SOV mode split for retail patrons.
•CONDITION: The mode split commitment for patrons of a restaurant shall be 17% SOV. The mode split commitment for patrons of a retail establishment shall be 32% SOV. If other non-office uses are proposed, the applicant shall consult the PTDM Planning Officer to determine the appropriate mode split commitment.

795 Massachusetts Avenue, Cambridge, Massachusetts 02139 Voice: 617.349.4300 Fax: 617.349.4307 TTY: 617.349.4242 Web: www.ci.cambridge.ma.us

•CONDITION: Restaurant and retail tenants shall be required to emphasize the location's accessibility via transit in all advertising materials. In the event that the mode split for patrons of these uses is not met, additional reasonable measures shall be undertaken to meet this mode split.
Additional Recommendations
In addition to the conditions listed above, I am recommending the implementation of the following additional TDM measures. If the current plan fails to reach the stated mode split goal, implementing these programs will help to achieve that goal.
•Charge employees for the full cost of their parking directly.
•Implement financial incentives for walking and bicycling.
Monitoring and Reporting
Mode split information shall be monitored and reported annual. Driveway counts and parking utilization shall be reported every two years. If the certificate of occupancy is issued between September 1 and February 29, the monitoring shall take place during the months of September or October and be reported to the PTDM Planning Officer no later than November 30. If the certificate of occupancy is issued between March 1 and August 31, monitoring shall take place during the months of April or May and be reported to the PTDM Planning Officer no later than June 30. This will ensure that the monitoring captures a realistic assessment of the performance of the project, while giving time to compile the results and report them to the City.
It is important to note that while approvals under the PTDM ordinance are transferable by and among private parties, this is contingent upon the new owner agreeing to continue to operate under the existing PTDM plan. Should the owner elect to transfer all or some portion of the project, Section 10.18.050 (g) of the PTDM ordinance would apply.
I look forward to working with you in the future as you implement the elements of this plan. If you have any questions, please feel free to contact me by phone at 617-349-4673 or by email at cpreston@ci.cambridge.ma.us.

Sincerely,
/s/ Catherine E. Preston
Catherine E. Preston, AICP Parking and Transportation Demand Management Officer
cc: B. Rubenstein
S. Rasmussen
S. Clippinger
J. Schrieber

PARKING AND TRANSPORTATION DEMAND MANAGEMENT PLAN
PROPOSED RESEARCH AND DEVELOPMENT/RETAIL BUILDINGS
301 BINNEY STREET AND 320 BENT STREET
CAMBRIDGE, MASSACHUSETTS
Prepared for:
ROGERS STREET, LLC
Cambridge, MA
May 2002
Prepared by:
VANASSE & ASSOCIATES, INC.
10 New England Business Center Drive, Suite 314
Andover, MA 01810
(978) 474-8800
Copyright © 2002 by VAI
All Rights Reserved

CONTENTS

PARKING AND TRANSPORTATION DEMAND	1

MANAGEMENT PLAN	1

Project Description	1
Parking Demand Analysis	2
Travel Mode Split Commitment	2
Public Transportation	3
Bicycles and Walking	4
Ridesharing Program	4
Alternative Work Schedules	5
Management	5
Parking	6
Monitoring and Reporting	6
Corporate Officer Certification	7
PARKING GARAGE AND FIRST FLOOR PLANS (To be Provided under Separate Cover).

Page 1 of 2	City of Cambridge, Massachusetts	12/19/00
INTERDEPARTMENTAL PARKING FACILITY REGISTRATION FORM

1.) Name and address of parking facility:  ____ Binney Street Garage____________________________________________________
301 Binney Street, Cambridge, MA 02142 Telephone:   ______________________________________________________________
2.) Location of parking facility according to Assessing Department1: Block No   __31 ______ Lot No.(s) ___ 8,12, and 13_______

Application must include a signed and dated scale layout of the parking facility with lot lines, driveways, curb cuts, parking stalls, loading zones, building entrances/exits, pedestrian walkways, bicycle storage, etc.

3.) Name and address of property owner:   ____ Rogers Street, LLC, C/O Lyme Properties, LLC______________________________
__101 Main Street, 18th Floor, Cambridge, MA 02142 ________________Telephone: ___617-225-0909________________________
4.) Name and address of parking facility operator: _____Rogers Street, LLC, C/O Lyme Properties, LLC________________________
__101 Main Street, 18th Floor, Cambridge, MA 02142___________ Telephone: ____ 617-225-0909 ________________________
5) Will any of the users be located off-site? ☐ Yes. ☒ No.
If "yes," indicate name and address of off-site user(s): (company, residence, individual, or "general public") ________________________________________________________________________________________________________________________________________________________________________________________________________________________

6.) Type of Request:	7) Type of Facility:	8.) Type of Use:
☐ New facility	☐Lot	☐Commercial (general public for a fee)
☒Modified facility	☒Garage	☒ Accessory[2] (with a fee? ☒ Yes ☐ No)
☐Principal[3] (with a fee? ☐ Yes ☐ No)
932 Lab/Retail;
9.) Number of Parking Spaces Required by Zoning4: Minimum __503 _____Maximum __Unlimited for Housing________________
10.) Number of Current and Proposed Parking Spaces by Type and User(s):

Type:	Registered[5]:	Proposed:	Proposed User(s): (Name of company, residence, or individual)
Commercial (for a fee)
Residential	41	37	Residents of proposed development (301 Binney Street/157 Sixth St.)
Employee	195	466	Tenants of proposed development (301 Binney St. and 320 Bent St.)
Customer/Client		Included
Visitor/Guest		Included
Patient
Student
I hereby certify that all information supplied on this form is true, accurate and complete. I also certify that this information meets the requirements of Article 6 of the Cambridge Zoning Ordinance.

Owner Signature & Title	Date	Operator Signature & Title	Date

Print Name (Owner) & Title		Print Name (Operator) & Title
1For questions, contact the Assessing Department at 349-4343 or on the web at www2.ci.cambridge.ma.us/assessor/index.html.
2Accessory use parking only has non-commercial users who are located on-site.
3Principal use parking has a non-commercial user who is located off-site.
4Parking requirements are described in Article 6 of the Cambridge Zoning Ordinance. Call Inspectional Services at 349-6100.
5Pre-existing off-street parking spaces are registered in the City parking inventory. Call the Traffic Department at 349-4745.

APPLICATION IS NOT COMPLETE WITHOUT LAYOUT ATTACHED.

Page 2 of 2	FOR CITY OF CAM BRIDGE USE ONLY. DO NOT WRITE BELOW THIS LINE	12/19/00
Instructions: First department to receive application should confirm applicant has completed first page and understands that the required sign-offs may be conditional on others in order. After that department completes the tope tine of this page and any possible sign-off(s), application should be forwarded to next department for sign-off. Each signing department must indicate the approved # of spaces under "parking tally" plus any conditions. The Traffic Department can not sign-off on a building permit until parts 1), 2), and 4) below are signed. Zoning can not review a building permit application until Traffic has signed off. Deeming can not approve a parking license, if required, until parks 1), 2), 3), and 4) below ate signed.

Regarding the application for _________________________, the following approvals must be received:			Parking Tally
Proposed:

1) Number of spaces registered in the parking inventory (Info: 349-4745):			Registered:
_____Commercial____Residential _______Other (employee, visitor, etc.)			Conditions:

Signed
	Department of Traffic, Parking & Transportation	Date
2) Facility has approved Parking & Transportation Demand Management Plan (info: 349-4745):			PTDM:
	☐ Yes		conditions:
☐ No, not required.

Signed
	Department of Traffic, Parking & Transportation	Date
3) Facility has permit form Board of Zoning Appeals (info:349-6100):			BZA:
	☐ Yes, ____spaces valid until____/____/____.		conditions:
☐ No, not required.

Signed
	Inspectional Services Department	Date

4) Facility has received a commercial parking permit form the CPCC (info:349-4745):			CPCC:
	☐ Yes, ____spaces valid until____/____/____.		conditions:
☐ No, not required.

Signed
	Department of Traffic, Parking & Transportation	Date
5) Facility has received a parking license form the License Commissions (info:349-6100):			License:
☐ Garage & gasoline storage	☐ Yes, ____spaces valid until____/____/____.		conditions:
permit required.	☐ No, not required.

Signed
	Cambridge License Commission	Date
To be completed by Inspectional Service or License Commission:
Final Approved Number of Spaces

For use fey the Traffic Department:

Final Parking Inventory Registration:_______Commercial _______ Residential ______Other ______ Exempt

FORWARD COPIES TO: DEPARTMENT OF TRAFFIC, PARKING & TRANSPORTATION; INSPECTIONAL SERVICES DEPARTMENT; LICENSE COMMISSION; AND PARKING & TRANSPORTATION DEMAND MANAGEMENT OFFICER.

PARKING AND TRANSPORTATION DEMAND MANAGEMENT PLAN
PROJECT DESCRIPTION
The project site is located at 301 Binney Street and 320 Bent Street in Cambridge, Massachusetts. The existing project is permitted for 427,828 square foot (sf) gross floor area (gfa) of telecommunications space, 39,764 sf gfa of lab/research and development (R&D) space, and 41 apartment units (38,502 sf gfa); for a total of 506,094 sf GFA. A Parking and Transportation Demand Management (PTDM) plan for this existing project was approved on June 30, 2000 and amended on January 11, 2002. The building at 320 Bent Street is complete and a Certificate of Occupancy was issued on January 24,2002. The garage and building at 301 Binney Street, including the housing component whose address is 157 Sixth Street, are currently under construction. A PTDM amendment is now requested to reflect proposed changes in the uses, but not the total sf area of the project. The proposed new uses include 452,592 sf of R&D space, 17,500 sf ancillary retail space, and 36,002 sf of residential space in the two buildings. The 301 Binney Street building will contain 289,852 sf of R&D space, 17,500 sf of retail space, and 36,002 sf of residential space for a total of 343,354 sf. The 320 Bent Street building will contain 162,740 sf of R&D space. It should be noted that the aforementioned square footages are “floor area gross” as defined in the Cambridge Zoning Ordinance. Parking for both buildings will be provided in a 503-space private parking garage situated beneath the building located at 301 Binney Street. Access to the sites will be provided by way of Rogers Street, which is a private way. All truck access to the sites will be from Binney Street by way of Fulkerson Street and Sixth Street. Directional signs will be provided for trucks exiting the development on Rogers Street at Fulkerson Street and at Sixth Street to direct truck traffic to Binney Street from the project site. These signs will consist of a right-turn restriction for trucks exiting the development onto Fulkerson Street and a left-turn restriction for trucks exiting the development onto Sixth Street. The goal of these restrictions is to eliminate project-related truck traffic from the residential areas to the north o the development site. Figure 1 depicts the site location in relation to the existing roadway network.
Detailed Traffic Impact Assessment/lnterim Planning Overlay Petition (TIA/IPOP) Analyses were prepared by VAI for both 170 Fulkerson Street and 157 Sixth Street (as 320 Bent Street arid 301 Binney Street were previously known) on behalf of Rogers Street, LLC in November 1999 and were subsequently certified by the City as complete. At that time, the 170 Fulkerson Street project (now 320 Bent Street) was to consist of the development of a 135,000 sf office/telecommunications building, with the 157 Sixth Street project (now 301 Binney Street) consisting of 185,000 sf of office/telecommunications space and 180,000 sf of biotechnology space. Parking was to be provided on-site by way of a 233-space private parking garage located beneath the 157 Sixth Street building. During foe City approval process for the development sites, foe 301 Binney Street site was ultimately approved for 360,000 sf of office/telecommunications space, with foe 320 Bent Street site approved for 135,000 sf of
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Transportation Impact Study – Proposed R&D Buildings - Cambridge, Massachusetts

28
McGRATH HWY.
320
BENT STREET
301
BINNEY STREET
BROADWAY
CHARLES
RIVER
BASIN
MASSACHUSETTS
INSTITUTE OF
TECHNOLOGY
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0 550 1100 Approx. Scale in Feet

Figure 1

Site Location Map

Transportation Engineers & Planners

office/telecommunications space (the later increase in square footage from 495,000 sf to 506,094 sf is attributable to the housing units added as an amendment to the 301 Binney Street building permit in compliance with the requirements of the “Larkin” zoning amendment). Parking was reduced to 158 spaces in the originally approved PTDM plan for the projects. A new Traffic Impact Study/Special Permit Criteria Analysis (TIS/SPCA) was prepared by VAI in April 2002 and submitted to the City of Cambridge for the proposed changes of use to the approved 301 Binney Street and 320 Bent Street development programs. The TIS/SPCA for the changes of use was Certified by the City as “complete and reliable" on April 30, 2002.
PARKING DEMAND ANALYSIS
A parking demand analysis was conducted for the development consistent with the vehicle-trip-generation calculations and travel mode split assumptions for project traffic as presented in the April 2002 TIS/SPCA. The analysis is based upon minimum City zoning requirements and is summarized in Table 1.

Table 1 PARKING DEMAND ANALYSIS

Type of Use	Parking Space Ratio	Number of Spaces

Residential Use (37 Apartments)	1 per unit	37

R&D (Proposed 452,592 sf)	1 per 1,050 sf	431

General Retail (17,500 sf)	1 per 500 sf	35

Total		503

Based upon the above analysis, the overall parking ratio for the development will be approximately 1 space per 1,006 sf (506,094 sf total space). Parking for the proposed development will be provided in a 503-space private parking garage situated beneath the building located at 301 Binney Street.
TRAVEL MODE SPLIT COMMITMENT
The Travel mode split assumptions for the development were determined based on a review of 1990 U.S. Census Data and statistics compiled by the Metropolitan Area Planning Commission (MAPC). The travel mode Split assumptions for the development were approved by the City of Cambridge Traffic, Parking and Transportation Department and are summarized in Table 2.
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Table 2 TRAVEL MODE SPLIT

	Proposed Travel Mode Split
Mode of Travel	Residential	R&D Center and Retail

Drive Alone	50	50
Rideshare	6	16
Transit	22	28
Bike	3	1
Walk	19	5
Other	0	0
TOTAL	100	100

Vehicle Occupancy Ratio	1.09	1.09

As shown in Table 2, the project proponent is committed to a 56 percent automobile mode split, which includes a 6 percent rideshare goal for the residential component of the project, and a 66 percent automobile mode split, which includes a 16 percent rideshare goal for the R&D and retail components of the project The single-occupant vehicle (SOV) commitment is 50 percent for the entire development The project proponent will monitor conditions to insure compliance with the mode split commitments. The monitoring and reporting system is documented later in this report
PUBLIC TRANSPORTATION
The project site is ideally situated to take advantage of public transportation (transit) services in the area provided by the Massachusetts Bay Transit Authority- (MBTA), The MBTA currently operates five public bus routes that serve the immediate vicinity of the project site. In addition, the Kendall Square Station on the Red Line and Lechmere Station on the Green Line are located within walking distance of the project site. Two shuttle bus services also operate in the vicinity of the project sites. The Galleria Shuttle originates in Kendall Square on Main Street and travels on Main Street, Galileo Galilei Way, Broadway, and Third Street, with connections to the Galleria Mall. The EZ-Ride shuttle originates from Cambridgeport and travels to North Station, with stops along Broadway, Kendall Square, Sixth Street, Third Street, and at Lechmere Station. The following measures will be implemented by the project proponent in order to encourage the use of public transportation by employees, residents and visitors of the planned development:
•MBTA bus and subway schedules will be available on-site
•MBTA passes will be sold on-site
•Tenants will be encouraged to provide 100 percent transit subsidies
•Employers will be encouraged to implement the Commuter Check program
Rogers Street, LLC will join the other Lyme Properties affiliates at Kendall Square and Fort Washington Research Center in contributing to the EZ-Ride shuttle on a proportional basis upon full tenant occupancy of 320 Bent Street and subsequently 301 Binney Street Lyme Properties will provide a covered bus shelter at an appropriate location on-site.
In addition, Rogers Street, LLC will require tenants to offer 100 percent T-pass subsidies to their employees as long as University Park, Necco, Amgen, Biogen and Tech Square are required by the City of Cambridge to do the same.
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Language in tenant leases will state that tenants should discourage the use of single-occupant vehicle commuting and promote the use of alternative modes of transportation and/or alternative work hours. In addition, language in the leases will encourage tenants to subsidize MBTA passes. At a minimum, tenants will be required to provide employees with the Commuter Choice program to the maximum allowed transportation fringe benefits.
BICYCLES AND WALKING
Bicycle spaces will be provided in a secured area within the 301 Binney Street parking garage. Rogers Street, LLC will provide 50 long-term bicycle spaces in the garage in addition to 29 bicycle spaces for short-term deliveries near entrances, as shown on the site plans. In addition, on-site shower facilities for employees will be provided as part of the required tenant or base building buildout. The overall site plan has been established with a sensitivity towards pedestrian access. The planned development has been designed to be handicapped accessible and sufficient illumination will be provided on-site. The project architect will work with the City of Cambridge Bicycle Coordinator to design long- and short-term bicycle parking and to ensure compliance with City standards. In addition, bicycle maps indicating the location of bicycle facilities in the area will be posted in a central location within the development to encourage bicycle commuting.
At a minimum, the bicycle spaces will:
•Allow the frame and one wheel to be locked to the rack with a high security, U-shaped shackle lock if both wheels are left on the bicycle.
•Be securely anchored.
•Located near a main entrance lobby.
•Be covered.
•Each parking space must be accessible without moving another bicycle - generally, allow for 2 feet by 6 fret for each bicycle parking space with a five foot aisle behind to allow room for maneuvering.
•Short-term bicycle parking will be provided convenient to the primary street level entrance.
In order to encourage pedestrian access to the development and the community, the project proponent will reconstruct sidewalks along the project frontage on Binney Street, Fulkerson Street, Sixth Street, and the Rogers Street entrance in conjunction with the proposed project
RIDESHARING PROGRAM
Ridesharing refers to encouraging commuters to ride in vehicles with other commuters rather than drive alone to work. Given the number of employees in the area, a coordinated rideshare program could be very successful. The most common forms of ridesharing are carpools and vanpools. The benefits of such programs include less congestion, reduced fuel consumption, and better air quality. In conjunction with other Lyme Properties affiliates, Rogers Street, LLC will do the following:
•Join the local Charles River Transportation Management Association (CRTMA) who provide numerous services including:
–Computerized carpool/vanpool matching programs
–Guaranteed ride home program

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•Implement joint programs with area tenants, including an annual transportation fair to be held at least once a year.
•Provide a new employee information packet which will be distributed to all employees that will include information about the various TDM programs that are available and the ways in which employees can participate.
•Provide a quarterly bulletin or newsletter reminding employees about the programs and making them aware of any new or modified services.
•Coordinate with CARAVAN which leases commuter vans and provides administrative and organizational assistance.
•Provide preferential parking for car-poolers.
•Install commuter information centers or bulletin boards at one or more prominent locations) in each of the subject buildings that would include up-to-date information about the various TDM programs that are available, as well as transit schedules and maps, ridematching forms, and promotional fliers.
•Provide a web site containing a variety of alternative mode information links which employees can use to find information about TDM programs or to obtain information from other sites (such as the MBTA or CARAVAN).
Rogers Street, LLC will designate 47 Spaces for car and vanpool parking on a preferential basis in the garage and will monitor their utilization and adequacy. In addition, Rogers Street, LLC will charge tenants for parking as additional rent independent of base building lease payments.
ALTERNATIVE WORK SCHEDULES
Flexible work hours allow employees to vary work schedules and reduces peak-hour traffic demands. Tenants of the development will be encouraged to implement flextime policies in order to reduce peak-hour traffic demands associated with the proposed project Of all allowed uses in the Industry A-1 district laboratory R&D provides the most flexible work hours.
MANAGEMENT
The project proponent will implement several management strategies designed to discourage the use of SOVs and encourage ridesharing and the use of alternative modes of transportation. The following strategies will be implemented by the property management team:
•Provide an on-site transportation coordinator.
•Join the CRTMA.
•Disseminate promotional materials to new employees on ridesharing and public transportation services.
•Provide preferential parking for carpoolers.
•Provide guaranteed ride home program (available through the TMA).
•Work with the City of Cambridge Office of Work Force Development to hire local residents.
•Promote an annual transportation awareness day.
•Develop a newsletter or email for employees in conjunction with the IMA promoting available Transportation Demand Management (TDM) programs.
•Install two electric vehicle charging stands.
These strategies will, be encouraged by tenants pursuant to lease rules and regulations.
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PARKING
An on-site parking supply of 1 space per 1,006 sf (506,094 sf total space) will be provided for residents, employees and visitors of the development This parking ratio is sufficient to accommodate the anticipated parking demands associated with the planned development with implementation of an aggressive TOM program and incentives to use alternative modes of transportation as committed to by the project proponent herein. All of the proposed parking spaces will be accessory to the uses planned within the development, with no commercial spaces provided.
In addition, Rogers Street, LLC will contract with Kendall Square/Cambridge Research Park for 145 spaces if the non-residential demand exceeds 466 spaces. Upon full occupancy by tenants, Lyme Properties will conduct bi-annual parking counts. If additional parking is warranted and Rogers Street, LLC can provide stacked or valet parking on-site, Rogers Street, LLC will amend the PTDM Plan and register the additional parking spaces,
MONITORING AND REPORTING
A monitoring program to document vehicle, pedestrian, and bicycle usage to the development will be provided to the City of Cambridge on an annual basis. The monitoring program, including traffic counts and surveys, will provide detailed information on the travel modes used to travel to work and overall transportation characteristics. The monitoring program will include the following:
•Documentation on MBTA transit pass subsidies and carpooling (annually)
•Measured mode split (annually)
•Morning and evening peak-hour traffic counts at the site driveways (Rogers Street at Fulkerson Street and Rogers Street at Sixth Street) (every two years)
•Twenty-four-hour automatic traffic recorder (ATR) counts at the site driveways (Rogers Street, east of Fulkerson Street, and Rogers Street, west of Sixth Street)- (every two years)
•Documentation relative to coordination with the City of Cambridge Office of Work Force Development to hire local residents.
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This information will be provided to the City of Cambridge (based on date of certificate of occupancy), including recommendations to improve the PTDM program for the development, if necessary. In addition, initial employee surveys will be conducted in consultation with the CRTMA to identify employee commuter patterns and bring awareness to new employees of available TDM programs. In the event that the monitoring and reporting plans show that the SOV mode split goals are not being met, the applicant must make reasonable additional efforts to achieve the stated goals.
CORPORATE OFFICER CERTIFICATION
I hereby certify that the parking to be provided at this parking facility will be accessory to the uses within the planned development and that no commercial parking spaces will be provided. Should it be desired in the future to provide commercial parking within the facility, a commercial parking permit will be obtained from the City of Cambridge for each space to be used in such manner prior to their use as commercial spaces.

Signed:

Print Name:

Title:

Date:
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City of Cambridge
Community Development Department
344 Broadway, Cambridge, MA 02139
Attention: PTDM Planning Officer

Parking and Transportation Demand Management Plan Property Transfer Form

Name and Address of Transferee BMR - Rogers Street LLC, 17140 Bernando Center Dr., Ste 222, SAN Diego, CA 92128 Telephone 858-485-9840 Name and Address of Approval Holder Lyme Properties, 101 Main Street, Cambridge, MA 02142. Telephone 617-253-0909 Name and Address of Facility Rogers St. F-14 Amendment #3, 301 Binney St., 320 Bent St., Cambridge, MA. 02142 Telephone _________________ Date of Current PTDM Plan Approval May 24, 2002 __________________________
Date of Current PTDM Plan Approval May 24, 2002__________________________

Instructions for Transferee: Complete either Section A or Section B within thirty (30) days of title transfer. Attach information about changes in use of the parking facility and associated buildings. If completing Section B, attach proposed revisions to approved plan.

Section A
☒ I certify that I have reviewed and agree to implement the approved Parking and Transportation Demand Management plan for this facility.
☒ I understand the commitments made in the approved PTDM plan, including the commitment not to exceed a Single-Occupant Vehicle mode split of 50 % for this facility.
☒ I understand that failure to implement the approved PTDM plan may result in enforcement actions per the Parking and Transportation Demand Management Ordinance.

Transferee Signature and Title		/s/ Gary A. Kreitzer	E V P
		Gary A. Kreitzer	Executive V.P.
Date	May 1, 2007
Section B
☐ I understand that the facility being transferred is subject to the Parking and Transportation Demand Management Ordinance. Having reviewed the approved PTDM plan, I believe that revisions to the approved plan are warranted and I am submitting a revised plan for approval. I understand that pending amendment of the approved plan or approval of a replacement plan, the approved plan is still in effect and I am responsible for its implementation.
Transferee Signature and Title_____________________________________________________________________
Date   ________________________________________________________________________________________

April 2000

EXHIBIT G
TENANT’S PROPERTY
None.

G-1

EXHIBIT H
FORM OF ESTOPPEL CERTIFICATE
To: BMR-Rogers Street LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attention: Legal Department
BioMed Realty, L.P.
17190 Bernardo Center Drive
San Diego, California 92128
Re: Certain Premises on the Second Floor (the “Premises”) at 301 Binney Street, Cambridge, Massachusetts (the “Property”)
The undersigned tenant (“Tenant”) hereby certifies to you as follows:
1.Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [_______], 20[__]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [_______]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [_______], 20[__].
2.Tenant took possession of the Premises, currently consisting of [_______] square feet, on [_______], 20[__], and commenced to pay rent on [_______], 20[__]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [_______]].
3.All base rent, rent escalations and additional rent under the Lease have been paid through [_______], 20[__]. There is no prepaid rent[, except $[_______]][, and the amount of security deposit is $[_______] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.
4.Base rent is currently payable in the amount of $[_______] per month.
5.Tenant is currently paying estimated payments of additional rent of $[_______] per month on account of real estate taxes, insurance, management fees and Common Area maintenance expenses.
6.All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [_______]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.
7.To Tenant’s knowledge, the Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [_______]].
8.[Tenant has the following expansion rights or options for leasing additional space at the Property: [_______].][OR][Tenant has no rights or options to purchase the Property.]
9.To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.
10.The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring the Property/making a loan secured by the Property] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., and any [other ]mortgagee of the Property and their respective successors and assigns.
Any capitalized terms not defined herein shall have the respective meanings given in the Lease.
Dated this [____] day of [_______], 20[__].
KRONOS BIO, INC.,
a Delaware corporation

By:
Name:
Title:
F-2

EXHIBIT I
DEFINITION OF OBSOLETE EQUIPMENT
Obsolete equipment shall mean:
•The equipment is outdated, such that it is not reasonable to continue investing in it, and must be repaired or replaced to be fit for its expected use;
•The equipment is no longer supported by the manufacturer, and must be repaired or replaced to be fit for its expected use;
•Component or compatible parts of the equipment are no longer available;
•The equipment is no longer compatible with other equipment in the Building;
•The cost to replace the equipment is equal to or less than the cost to repair the equipment;
•The equipment poses a safety risk; and/or
•The equipment no longer meets local/state/national guidelines, and must be repaired or replaced to be fit for its expected use